UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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electroCore, Inc.
(Name of Registrant as Specified In Its Charter)

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April 30, 2019

Dear Fellow Shareholders:

The year 2018 was, by any definition, a transformational one for electroCore. In June, we completed an initial public offering and subsequently launched our gammaCore non-invasive vagus nerve stimulation (nVNS) device for the acute treatment of patients suffering from migraine and episodic cluster headache in the United States. Since that time, we also received clearance of gammaCore for adjunctive use for the preventive treatment of cluster headache, and we are currently pursuing a fourth indication - migraine prevention - as we seek to make this groundbreaking therapy available to the broadest possible patient population. Migraine and cluster headache are debilitating medical conditions in urgent need of more effective treatment options, and we estimate that the total addressable market for their acute treatment represents a four billion dollar market opportunity.

gammaCore is our novel handheld therapy that delivers a proprietary signal through the skin to the vagus nerve in the neck. As a self-administered, non-invasive therapy, gammaCore offers a number of advantages over drugs and biologics, most notably the relative lack of serious adverse events and drug to drug interactions. Stimulating the vagus nerve affects many important functions in the brain and body, including neurotransmitter levels, inflammation levels and metabolism, and, we believe, has potential clinical utility across a broad range of medical conditions.

During the second half of 2018, we were intensely focused on building a top performing commercial and market access organization capable of maximizing gammaCore’s reach. Today, I am pleased to say that we are seeing tangible results from these ongoing initiatives. In 2018, we generated approximately 15,000 prescriptions for gammaCore. Notably, more than 5,800 prescriptions were generated during the fourth quarter, representing an increase of 30% from the third quarter, a very favorable trajectory. Similarly, more than 1,800 individual physicians prescribed gammaCore through the fourth quarter, up approximately 20% from 1,500 unique prescribers through the third quarter. By the end of 2018, our field sales force achieved its goal of calling on most of the 6,400 tier-one target physicians that we had identified. Depending on the extent and nature of insurance coverage provided by payers for gammaCore, we intend to strategically expand our reach with the goal of covering 10,000 high-value potential prescribers.

We believe our leading indicators are very strong, and these results do not reflect the addition of large payers that commenced reimbursement of gammaCore during the first quarter of 2019, including CVS Caremark, Highmark and the Federal Supply Schedule agreement, which includes the Veterans Administration and the Department of Defense. Key to our future success is the number of people who have access to gammaCore as a covered benefit, and we remain on track to achieve our goal of 100 million covered lives by the end of this year, up from approximately 53 million as of the beginning of this year.

At the same time, evidence continues to grow on the broader potential of nVNS in additional large market indications, including inflammatory conditions such as rheumatoid arthritis (RA). It is estimated that approximately 2.4 million patients, predominantly women, suffer from RA in the United States, and there are currently no approved non-systemic treatments. Current biological therapies are dominated by TNFa inhibitors, and sales related to RA and related conditions of ankylosing spondylitis and psoriatic arthritis exceed $15 billion. The recently-initiated Genius-RA study is exploring the benefit of gammaCore in RA patients who have failed multiple biologic treatments, and we believe a demonstration of clinical efficacy can open the door to a significant number of patients who need additional therapeutic options. We continue to invest in research and development to further expand our pipeline, and we look forward to sharing additional publications and updates on our clinical progress in the coming months.

In closing, we believe our accomplishments in 2018 have created a solid foundation from which to drive future growth, and we have the right team in place to ensure continued execution and to achieve long-term success. There is much work to do, but I am excited about the future. I would like to thank the entire electroCore team for their tireless effort to get us to this point, and I would like to thank you, our shareholders, for your continued support. We look forward to keeping you apprised of our continued progress.

Sincerely,

Frank R. Amato Chief Executive Officer

electroCore, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held On Friday, June 7, 2019

Dear Shareholder:

The Annual Meeting of Shareholders of electroCore, Inc., (the “Company”), will be held at the offices of the Company, located at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920, on Friday, June 7, 2019 at 8:00 a.m. local time for the following purposes:

1.	To elect three directors to the Board of Directors of the Company (the “Board”) for a three-year term of office expiring at the 2022 Annual Meeting of Shareholders;
2.	To ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm, for the fiscal year ending December 31, 2019;
3.	To approve the Company’s 2019 Employee Stock Purchase Plan; and
4.	To conduct any other business properly brought before the meeting or any continuation, postponement or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. All shareholders are invited to attend the meeting in person. The record date for the Annual Meeting is April 10, 2019. Only shareholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders’ Meeting to Be Held on June 7, 2019 at 8:00 a.m. local time at the at the offices of the Company located at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920.

The proxy statement and Annual Report on Form 10-K are available at www.proxyvote.com.
By Order of the Board of Directors,

Brian Posner
Chief Financial Officer and Corporate Secretary
Basking Ridge, New Jersey
April 30, 2019
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote by phone or online as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

i

electroCore, Inc.

150 Allen Road, Suite 201
Basking Ridge, NJ 07920

PROXY STATEMENT
FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS

To Be Held on June 7, 2019

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why am I receiving these materials?

We are sending you these proxy materials because the Board of Directors of electroCore, Inc. (“we”, “electroCore” or the “Company”) is soliciting your proxy to vote at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy by phone or online.

We intend to mail these proxy materials on or about May 1, 2019 to all shareholders of record entitled to vote at the Annual Meeting.

How do I attend the Annual Meeting?

The Annual Meeting will be held on Friday, June 7, 2019 at 8:00 a.m. local time at the offices of the Company located at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only shareholders of record at the close of business on April 10, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 29,443,156 common shares outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If on April 10, 2019 your shares were registered directly in your name with electroCore’s transfer agent, Broadridge Corporate Issuer Solutions, Inc. (“Broadridge”), then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy by phone or online as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 10, 2019 your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

On what matters am I voting?

There are three matters scheduled for a vote:

•	Proposal 1: Election of three directors to the Board for a three-year term of office expiring at the 2022 Annual Meeting of Shareholders;
•	Proposal 2: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019; and
•	Proposal 3: Approval of the Company’s 2019 Employee Stock Purchase Plan.

On the recommendation of the nominating and governance committee, the Board has nominated Mr. Francis R. Amato, Mr. Michael G. Atieh, and Dr. Stephen L. Ondra for election, each of whom is presently a director, to serve until the 2022 Annual Meeting of Shareholders. The Board believes that the reelection of each director nominee identified above is advisable and in the best interests of the Company and our shareholders. Accordingly, the Board recommends that shareholders vote “For All” of the nominees identified above.

What if another matter is properly brought before the Annual Meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to Proposal 1, you may vote for “For All” or “Withhold All” or “For All Except” any individual nominee.

With respect to Proposal 2, you may vote for “For” or “Against” or you may “Abstain” from voting.

With respect to Proposal 3, you may vote for “For” or “Against” or you may “Abstain” from voting.

The procedures for voting are:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may (1) vote in person at the Annual Meeting, (2) vote by proxy using the enclosed proxy card, (3) vote by proxy online or (4) vote by proxy by phone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

(1)	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
(2)	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. You should mail your signed proxy card sufficiently in advance for it to be received by June 6, 2019. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
(3)	To vote online, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your online vote must be received by 11:59 p.m. ET on June 6, 2019 to be counted.
(4)	To vote by phone, dial toll-free 1-800-579-1639. You will be asked to provide the company number and control number from the enclosed proxy card. Your phone vote must be received by 11:59 p.m. ET on June 6, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from electroCore. Simply complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by phone or online as instructed by your broker or bank. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each common share you own as of April 10, 2019.

What happens if I do not vote?

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record and do not vote by completing your proxy card by mail, by phone, online or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, they will not have the authority to vote your shares under the rules and interpretations of The Nasdaq Stock Market, LLC (the “Nasdaq”).

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all three nominees for director, “For” the ratification of KPMG LLP as independent auditors for the year ending December 31, 2019, and “For” the approval of the 2019 Employee Stock Purchase Plan. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the proxy cards in the proxy materials to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Shareholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by phone or online.

•	You may send a timely written notice that you are revoking your proxy to electroCore’s Corporate Secretary at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920.
•	You may attend the Annual Meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

Your most current proxy card or proxy submitted by phone or online is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are shareholder proposals and director nominations due for next year’s Annual Meeting?

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 8, 2020 to our Corporate Secretary at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920. Any director nomination or proposal that you wish to present at the 2020 Annual Meeting of Stockholders, other than through inclusion in our proxy statement, must follow the procedures described in our bylaws. Under these procedures, you must submit the nomination or proposal by giving notice to our Corporate Secretary at the address above between February 8, 2020 and March 9, 2020. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own.

If you propose to bring business before an Annual Meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting that business at the Annual Meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

The Board strives in its membership profile to have a mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees. Pursuant to the Company’s Corporate Governance Guidelines, it is the policy of the Board that nominees reflect the following characteristics:

•	Each director must at all times exhibit high standards of integrity, commitment and independence of thought and judgment.
•	The Board as a whole will contain a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company’s operations and interests, which may include experience at senior levels of public companies, leadership positions in the life sciences, healthcare or public-health fields, science or technology backgrounds and financial expertise.
•	Each director should exhibit confidence and a willingness to express ideas and engage in constructive discussion with other Board members, Company management and all relevant persons.
•	Each director should be willing and able to devote sufficient time, energy and attention to the affairs of the Company.

•	Each director should actively participate in the decision making process, be willing to make difficult decisions in the best interest of the Company and its stockholders, and demonstrate diligence and faithfulness in attending Board and committee meetings.
•	Each director should be free of any conflict of interest that would impair the director’s ability to fulfill the responsibilities of a member of the Board.
•	No director shall be employed by, or serve on the board of, any present or potential competitor of the Company.

The Company’s bylaws provide that no person shall qualify for service as a director if he or she is a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Company, or has received any such compensation or other payment from any person or entity other than the Company, subject to certain qualifications as set forth in the bylaws.

For more information, and for more detailed requirements, please refer to our Bylaws filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, or SEC, on August 14, 2018, and our Corporate Governance Guidelines available on our website under the “Corporate Governance” tab of the “Investors” section.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for each of the proposals to elect directors, votes “For,” “Against” and any broker non-votes and abstentions; with respect to the ratification of independent auditors, votes “For,” “Against” and abstentions; and with respect to approval of the 2019 Employee Stock Purchase Plan, votes “For,” “Against” and any broker non-votes and abstentions. For each of Proposals 1 and 3, broker non-votes will have no effect and will not be counted toward the vote total for the director nominees or the ratification of the independent auditors. For Proposal 2, brokers will have voting discretion if the beneficial owner does not give instructions as to how to vote.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on a significant matter, the broker or nominee cannot vote the shares under Nasdaq rules. These unvoted shares are counted as “broker non-votes.” Proposal 2, the ratification of KPMG as independent auditors, is considered a routine matter, and brokers or nominees holding the shares will have voting discretion if the beneficial owner does not give instructions as to how to vote.

How many votes are needed to approve each proposal?

Regarding Proposal 1, the election of directors, the Board’s nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Only votes “For” or “Against” will affect the outcome with respect to this proposal, and abstentions will have no effect.

To be approved, Proposal 2, the ratification of KPMG as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

To be approved, Proposal 3, the approval of the 2019 Employee Stock Purchase Plan, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain. Only votes “For” or “Against” will affect the outcome, and abstentions will have no effect.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid Annual Meeting. A quorum is present if shareholders holding at least 50% of the outstanding common shares entitled to vote are present at the Annual Meeting in person or represented by proxy. On the record date, there were 29,443,156 shares outstanding and entitled to vote. Thus, the holders of 14,721,578 shares must be present in person or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) by mail, by phone or online or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairman of the Annual Meeting or the holders of a majority of shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

What proxy materials are available on the internet?

The letter to shareholders, proxy statement and Form 10-K are available at www.proxyvote.com, in the “Important Materials” section.

PROPOSAL 1 - ELECTION OF DIRECTORS

Our Board is divided into three classes and currently has nine members. Under Nasdaq rules, each class shall consist, as nearly as possible, of one-third of the total number of directors. Each class has a three-year term expiring at the Annual Meeting in the third year following election. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, will serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

There are three directors in the class whose term of office expires in 2019: Mr. Francis R. Amato, Mr. Michael G. Atieh, and Dr. Stephen L. Ondra. If re-elected at the Annual Meeting, each of these nominees will serve until the 2022 Annual Meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. It is the Company’s policy to invite and encourage directors and director nominees to attend the Annual Meeting.

Directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors, and which did not abstain. Accordingly, for Proposal 1, the nominees receiving the highest number of votes cast for the number of positions to be filled are elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of each of the three nominees named below.

If any of the nominees become unavailable for election as a result of an unexpected occurrence, shares that would have been voted for such nominee will instead be voted for the election of a substitute nominee that the Board proposes. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any of the nominees will be unable to serve.

NOMINEES FOR CLASS I DIRECTORS

Our nominating and governance committee seeks to assemble a Board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct the Company’s business. To that end, the nominating and governance committee has identified and evaluated nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the nominating and governance committee views as critical to effective functioning of the Board. The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each director or nominee that led the nominating and governance committee to believe that nominee should continue to serve on the Board. However, each of the members of the nominating and governance committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

The following is a brief biography of each nominee for director and a discussion of the specific experience, qualifications, attributes or skills of each nominee that led the nominating and governance committee to recommend that person as a nominee for director, as of the date of this proxy statement.

Francis R. Amato

Francis R. Amato, 55, has served as our Chief Executive Officer since July 2016 and as a member of our Board since June 2017. Mr. Amato previously served as our Chief Operating Officer from July 2012 through July 2016. Prior to joining our company, he spent 22 years within the pharmaceutical industry, most recently as Vice President of the Specialty Commercial Operations Group, Global Human Health at Merck & Co. Before joining Merck, Mr. Amato gained extensive commercial experience as Executive Director, Global Business Operations at Schering-Plough, Business Unit Lead, Oncology at Ligand Pharmaceuticals, National Sales Director, Specialty Managed Markets at Pfizer Inc. and National Sales Director, Hospitals at Pharmacia Corporation. Prior to joining the pharmaceutical industry, Mr. Amato was an Infantry Medic in the 82nd Airborne Division of the United States Army. Mr. Amato received his B.A. in Political Science from St. John’s University and his Executive MBA from Pepperdine University’s Graziadio School of Management. Our Board believes that Mr. Amato’s extensive senior management experience in the pharmaceutical and medical device industries, as well as his marketing expertise, qualifies him for service on our Board.

Michael G. Atieh

Michael G. Atieh, 65, has served as a director since our initial public offering (“IPO”) in June 2018. Since 1992, Mr. Atieh has served on the board of directors of Chubb Limited, a publicly traded global insurance company, where he is a member of the risk and finance committee and previously chaired the audit committee from 2012 to 2018. From September 2014 until his retirement in March 2016, Mr. Atieh was Executive Vice President, Chief Financial and Business Officer of Ophthotech Inc., a public biotechnology company. From February 2009 until its acquisition in February 2012, Mr. Atieh was Executive Chairman of Eyetech Inc., a private specialty pharmaceutical company. He was Executive Vice President and Chief Financial Officer of OSI Pharmaceuticals, a public biotechnology company, from 2005 until December 2008. He also served as a member of the board of directors of Theravance Biopharma, Inc. from June 2014 to April 2015, and as a member of the board of directors and chairman of the audit committee for OSI Pharmaceuticals from June 2003 to May 2005. Previously, Mr. Atieh served at Dendrite International, Inc. as Group President from January 2002 to February 2004 and as Senior Vice President and Chief Financial Officer from October 2000 to December 2001. He also served as Vice President of U.S. Human Health, a division of Merck & Co., Inc., from January 1999 to September 2000, as Senior Vice President—Merck-Medco Managed Care, L.L.C., an indirect wholly-owned subsidiary of Merck, from April 1994 to December 1998, as Vice President—Public Affairs of Merck from January 1994 to April 1994 and as Treasurer of Merck from April 1990 to December 1993. Mr. Atieh received his B.A. in Accounting and Finance from Upsala College in 1975. Mr. Atieh is qualified to serve on our Board because of his demonstrated leadership in the biomedical field, including deep knowledge of sales and operations gained from over a decade of experience in these disciplines, as well as his knowledge of financial and financing matters, his current and prior board experience, and his ability to serve as a financial expert on our audit committee.

Stephen L. Ondra, M.D.

Stephen L. Ondra, M.D., 62, has served as a director since our initial public offering in June 2018. Dr. Ondra is Chief Executive Officer of North Star Healthcare Consulting, a healthcare technology consulting company that he founded in 2017. From 2013 to 2016, Dr. Ondra served as Senior Vice President and Chief Medical Officer of Health Care Service Corporation, the largest customer-owned health insurance company in the United States, which operates as Blue Cross and Blue Shield in Illinois, Montana, New Mexico, Oklahoma and Texas. Prior to his move to the payer sector, from 2012 to 2013, Dr. Ondra served as Senior Vice President and Chief Medical Officer of Northwestern Memorial Hospital. Dr. Ondra left Northwestern in 2009 when he was appointed by President Obama as the Senior Policy Advisor for Health Affairs of the U.S. Department of Veterans Affairs. He was detailed to the Executive Office of the President of the United States from 2010 to 2012. At the White House, he served in several positions, including Co-Chair of the National Science and Technology Council for Health Information Technology, as a member of the Federal Health Information Technology Policy and Standards Committees, and as a member of the Implementation Deputy Group for the Affordable Care Act. In 2015, Dr. Ondra was appointed to be a member of the Guiding Committee of the Department of Health and Human Services Health Care Payment – Learning and Action Network. He also has served as an adjunct senior fellow at the Center for a New American Society from 2015 to 2018. A Board Certified Neurosurgeon, Dr. Ondra was a Professor of Neurosurgery and Residency Program Director at Northwestern University’s Feinberg School of Medicine from 1996 to 2009. He has also served as the interim chair of Neurological Surgery at Northwestern. Dr. Ondra is a Trustee of Illinois Wesleyan University and has served on the board of TriWest Healthcare Alliance, the Louis W. Sullivan Institute for Healthcare Transformation, and was Chair of the scientific advisory boards of the Defense Spinal Cord/Column Injury and the Spine Blast Injury of the Department of Defense. Dr. Ondra attended the U.S. Military Academy and completed pre-medical studies at Illinois Wesleyan University, obtaining his B.A. He then received his M.D. from Rush Medical College in Chicago and subsequently completed residency training in Neurosurgery at the Walter Reed Army Medical Center in Washington D.C. As an U.S. Army physician, Dr. Ondra served with distinction in Operations Desert Shield and Desert Storm and was awarded Bronze Star and Army Commendation Medals. We believe Dr. Ondra is qualified to serve on our Board due to his expertise and achievements in medicine, medical policy, health information technology and innovation, as well as his keen understanding of healthcare policy and complex healthcare delivery systems, which has made him a source of counsel for numerous CEOs, health care executives and policymakers in the United States and internationally.

Skills Matrix

Each director brings relevant experience to the Board. The matrix below shows the Board’s mix of key skills and experience in areas that are important to the Company’s business. The skills and experience matrix is also used to identify the skills which the Company considers when nominating directors. The matrix is a summary; it does not include all the skills, experiences and qualifications that each director nominee offers, and if a particular skill, experience or qualification is not listed it should not signal that a director does not possess that skill, experience or qualification.

Board Skills and Core Competencies
Corporate Governance
Risk Management, including CyberSecurity and Digital...
Academia/Education
Telemedicine/Ecommerce/Digital Health
Marketing/Sales
Government/Public Policy/Regulation
Financial Literacy/Accounting
Finance/Capital Allocation
Human Capital Management/Compensation
International Business
CEO/Business Head
Medical Background
Life Sciences Experience
Medical Device Experience
Public Company Board of Directors Experience (other...
0
10
20
30
40
50
60
70
80
90
100
% who have qualification

Demographic Background

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 1

CONTINUING DIRECTORS

Class II Directors (Terms Expiring in 2020)

Joseph P. Errico

Joseph P. Errico, 50, has served as our Chief Science and Strategy Officer since July 2016, and previously served as our Chief Executive Officer from January 2010 to July 2016. Mr. Errico has also served as a member of our Board since 2005, when he co-founded our company with Dr. Thomas J. Errico and Dr. Peter S. Staats, and as chairman of our Board from March 2013 until June 2018. Prior to founding our company, Mr. Errico served as the General Manager of the Motion Preservation Unit of Stryker Spine, a Division of Stryker Corporation, from August 2004 through December 2007. Prior to that, Mr. Errico co-founded and served as the Chief Executive Officer and director for Spinecore, Inc., from September 2001 through August 2004, when that company was sold to Stryker Corporation. Mr. Errico received his B.S. in Aeronautical Engineering from the Massachusetts Institute of Technology, his M.S. in Mechanical Engineering and Materials Science from Duke University School of Engineering and his J.D. from Duke University School of Law. Mr. Errico also serves as the Managing Member of Core Ventures II, LLC and certain affiliated entities who hold a substantial equity interest in the Company. Since July 2018, Mr. Errico has served on the board of directors of Morphogenesis, Inc., a private clinical stage company developing cell and gene therapies. Our Board believes that Mr. Errico’s extensive senior management experience in innovative healthcare technology companies, and his extensive knowledge and contributions to our company’s intellectual property, products, business, and the science of VNS, qualify him to serve on our Board.

Trevor J. Moody

Trevor J. Moody, 54, has served as a member of our Board since March 2013. Mr. Moody has served since January 2010 as President of TM Strategic Advisors LLC, a management consultancy serving the boards, investors, and senior management of both emerging and established medical technology companies. He also currently serves as Medical Device Partner at MH Carnegie & Co. Pty Ltd (since October 2013), where he makes venture capital investments in medical device companies. From July 2015 to December 2015, Mr. Moody served as interim CEO of a MH Carnegie & Co. portfolio company, Cardiac Dimensions Pty Ltd. From 1999 to 2010, Mr. Moody was at Frazier Healthcare Ventures, a large healthcare-focused venture capital and private equity investment firm. He was a General Partner at Frazier Healthcare Ventures from 2005 to 2010. Prior to that, he was a Senior Consultant at The Wilkerson Group, a leading healthcare strategic consultancy. Mr. Moody currently also serves on the board of trustees of a non-profit called the Center for Infectious Disease Research, and on the boards of several private corporations, including EBR Systems, Inc., Renew Medical Pty Ltd, Serene Medical Pty Ltd, Brain Protection Company Pty Ltd and Simplify Medical Pty Ltd. Mr. Moody received his B.S. in Engineering from the University of Southern Queensland, Australia, and his M.S. in Management from the Massachusetts Institute of Technology (Sloan School). Our Board believes that Mr. Moody’s experience, with over 25 years in the development, commercialization and funding of innovative, growth-oriented medical technologies, qualifies him to serve on our Board.

James L.L. Tullis

James L.L. Tullis, 72, has served as a member of our Board since July 2014. Mr. Tullis founded Tullis Health Investors (aka. Tullis Dickerson & Co., Inc.), a venture capital firm specializing in investments in the healthcare industry, in 1986, and served as its Chief Executive Officer until January 2019. Prior to that, Mr. Tullis was a Senior Vice President at E.F. Hutton & Co., a stock brokerage firm, and a principal at Morgan Stanley & Co., where he worked with the healthcare investment research and banking teams. Mr. Tullis has served as a member of the board of directors (since 2006) and as chairman of the board of directors (since 2017) of Lord Abbett Mutual Funds. He has also served as a member (since 1998) and chair of the compensation committee of the board of directors of Crane Co., a manufacturer of highly engineered industrial products. Since March 2018, Mr. Tullis has been a member of the board of directors of ATEC Spine, a provider of spine surgery solutions. Mr. Tullis also currently serves as a member of the board of directors of two privately held companies - SupplyPro, Inc., an inventory management solutions company and Exagen Diagnostics, Inc., a diagnostics company focused on autoimmune rheumatic diseases. Mr. Tullis holds a B.A. from Stanford University and an M.B.A. from Harvard Business School. Mr. Tullis’ extensive experience serving as a venture capitalist and board member for numerous companies in the health care industry contributed to our Board’s conclusion that Mr. Tullis should serve as a director of our company.

CLASS III DIRECTORS (Terms Expiring in 2021)

Nicholas Colucci

Nicholas Colucci, 59, has served as a member of our Board since August 2017. Since February 2018, Mr. Colucci has been Chairman of Publicis Health, a healthcare communications company. From May 2007 to January 2018, Mr. Colucci served as Chief Executive Officer of Publicis Health, and prior thereto, held a variety of account, strategy and leadership roles at Publicis Health, beginning in 1997. Prior to that, Mr. Colucci served as Vice President of Marketing & Sales at EyeSys Technologies (from 1995 to 1997) and as Marketing Director at Hoffman-La Roche (from 1982 to 1995). Since 2018, Mr. Colucci has served as a director of Southern Miami Pharmacy, a specialty pharmacy and provider of fertility, specialty and compounding services. Mr. Colucci has also previously served on the boards of directors of SDI/Verispan, a healthcare market research company, and of National Rehab, a wound care distribution company. Mr. Colucci received his B.S. in Neuroscience from the University of Rochester and his M.B.A. from Loyola University Maryland. Our Board believes that Mr. Colucci’s background, with more than 30 years of experience across important life sciences and communications industries, qualifies him to serve on our Board.

Carrie S. Cox

Carrie S. Cox, 61, has served as a member of our Board and the Chairman of the Board since our initial public offering in June 2018. Since 2010, Ms. Cox has served as a director and member of the audit committee of Humacyte, Inc., a regenerative medical technology company. From 2010 to 2019, Ms. Cox served as Chief Executive Officer and Chairman of the Board of Humacyte, Inc. Prior to joining Humacyte, Inc., Ms. Cox served as Chairman of Prism Pharmaceuticals, which was sold to Baxter Corporation in 2011. Ms. Cox was EVP and President, Global Pharmaceuticals, at Schering-Plough Corporation, from 2003 until its merger with Merck & Co., Inc., in November 2009. Prior to joining Schering-Plough, Ms. Cox served as President of Pharmacia Corporation’s pharmaceutical business until its merger with Pfizer Inc. in 2003. Previously, Ms. Cox served as SVP of Global Business Management at Pharmacia & Upjohn (the predecessor to Pharmacia), and as VP of Women’s Healthcare at Wyeth-Ayerst. She spent her early career at Sandoz pharmaceuticals (now Novartis) in a variety of commercial roles of increasing responsibility. Ms. Cox currently serves on the Boards of Directors of Texas Instruments, Cardinal Health, and Celgene, and she has served as Lead Director for Texas Instruments. She received her B.S. from Massachusetts College of Pharmacy. Ms. Cox is qualified to serve on our Board by virtue of her distinguished career in global healthcare and her significant experience and leadership serving in executive positions of some of the largest and most successful multi-national healthcare companies in the world, including with responsibility for those companies’ financial performance and significant capital and research and development investments.

Thomas J. Errico, M.D.

Thomas J. Errico, M.D., 67, has served on our Board since September 2005, when he co-founded the company with Joseph P. Errico and Peter S. Staats. Dr. Errico has been a board-certified orthopedic surgeon since 1986, and currently serves as a pediatric orthopedic spine surgeon at Nicklaus Children’s Hospital. He served as the Chief, Division of Spine Surgery in Orthopedics, NYU Langone Health from 1997 until 2019. He is also currently an adjunct Professor of Orthopedic and Neurologic Surgery in the NYU School of Medicine. In addition, Dr. Errico is a member of the International Society for the Advancement of Spine Surgery, and served as its President from 2010 to 2011. He is also an original member of the North American Spine Society, and served as its President from 2003 to 2004. Dr. Errico has founded multiple companies in the healthcare industry, including Spinecore, Inc. in 2002, where he served as a director until it was sold to Stryker, Inc. in 2004. Dr. Errico was also a founding member of K2M Group Holdings, Inc. in January 2004. Dr. Errico holds a B.S. in Zoology from Rutgers University and an M.D. from Rutgers Medical School, formerly the University of Medicine and Dentistry of New Jersey. Our Board believes Dr. Errico is qualified to serve on our Board due to his long tenure as a practicing spine-surgeon and his leadership role with a world class academic medical institution, as well as serving as a co-founder, director and investor in a number of successful early stage healthcare companies.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

Our common stock is listed on the Nasdaq Global Select Stock Market. Under Nasdaq rules, independent directors must comprise a majority of our board of directors within a specified period of the completion of our June 2018 initial public offering. Under Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our Board has determined that each of our directors other than Messrs. Amato and Joseph P. Errico, are “independent directors” as defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of Nasdaq. In making these determinations, our Board has reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director, any relevant family relationships, and the transactions involving them described in the section entitled “Certain Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

The Board has an independent chairman, Ms. Cox, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. Accordingly, the Board Chairman has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chairman and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chairman creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of the Company and our shareholders. As a result, we believe that having an independent Board Chairman enhances the effectiveness of the Board as a whole.

There are no family relationships among any of our directors and executive officers, except that Dr. Thomas J. Errico is the uncle of Joseph P. Errico.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the key functions of our Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for considering and discussing our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The nominating and governance committee monitors compliance with legal and regulatory requirements and the effectiveness of our corporate governance practices, including whether they are successful in preventing illegal or improper liability-creating conduct. Our nominating and governance committee is responsible for overseeing our risk management efforts generally, including the allocation of risk management functions among our Board and its committees. Our compensation committee is responsible for assessing and monitoring whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our audit committee periodically reviews the general process for the oversight of risk management by our Board.

MEETINGS OF THE BOARD OF DIRECTORS

Following the IPO, the Board met twice during the last fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committee(s) on which he or she served, that were held during the portion of 2018 for which he or she was a director or committee member.

Nasdaq rules require that the non-management directors of the board meet at regularly scheduled executive sessions, without management present, in order to empower the non-management directors to serve as a more effective check on management. During the last fiscal year, the Company’s non-management directors met in executive session, without management present, at the end of regularly scheduled board meetings or during scheduled executive session calls. Ms. Cox, our Board Chairman, presided over the executive sessions.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has three committees: an audit committee, a compensation committee and a nominating and governance committee. The following table provides membership and meeting information from the time of the Company’s initial public offering in June 2018 through December 31, 2018 for each of the Board committees.

Name	Audit Committee		Compensation Committee		Nominating & Governance Committee
Michael G. Atieh	X	*
Nicholas Colucci			X	*	X	(1)
Carrie S. Cox	X				X	(1) *
Thomas J. Errico, M.D.			X		X	(1)
Trevor J. Moody			X
Stephen L. Ondra, M.D.					X
James L.L. Tullis	X
Number of meetings in 2018(2)	3		2		1
(1)	During 2018, Mr. Colucci served as a member of the Company’s nominating and governance committee. Effective March 1, 2019, Mr. Colucci stepped down from the committee and was succeeded as a member by Ms. Cox, who succeeded Dr. Errico as chairman of the committee.
(2)	Consists of meetings held from the Company’s initial public offering in June 2018 through December 31, 2018.
*	Committee Chair

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence,” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

Our audit committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent registered public accountants. Our audit committee consists of three directors, Mr. Atieh, Ms. Cox and Mr. Tullis. Mr. Atieh is the chairman of the audit committee and our Board has determined that Mr. Atieh is an “audit committee financial expert” as defined by SEC rules and regulations. Our Board has determined that each of the members of our audit committee is independent under Nasdaq listing rules and under Rule 10A-3 under the Exchange Act. We intend to continue to evaluate the requirements applicable to us and we intend to comply with the future requirements to the extent that they become applicable to our audit committee. The principal duties and responsibilities of our audit committee include:

•	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
•	discussing with our independent registered public accounting firm their independence from management and the Company;
•	reviewing with our independent registered public accounting firm the scope and results of their audit;
•	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;
•	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal control or auditing matters;
•	reviewing and approving related party transactions; and
•	overseeing the Company’s cyber security program and activities.

Report of the Audit Committee of the Board of Directors

The audit committee has reviewed, and discussed with management and KPMG LLP, the audited consolidated financial statements for the fiscal year ended December 31, 2018. The audit committee has received, reviewed and discussed (i) the written disclosures and communications from KPMG LLP regarding relationships, if any, which might impair KPMG LLP’s independence from management and the Company, and (ii) all required communications pertaining to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management. Based on the foregoing, the audit committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Michael G. Atieh, Chair
Carrie S. Cox
James L.L. Tullis

The material in this report is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

Our compensation committee reviews and determines the compensation of our executive officers. Our compensation committee consists of three directors, Mr. Colucci, Dr. Errico and Mr. Moody, each of whom is a non-employee member of our Board as defined in Rule 16b-3 under the Exchange Act. Mr. Colucci is the chairman of the compensation committee. Our Board has determined that the composition of our compensation committee satisfies the applicable independence requirements under, and the functioning of our compensation committee complies with the applicable requirements of, Nasdaq rules and SEC rules and regulations. We intend to continue to evaluate and intend to comply with all future requirements applicable to our compensation committee. The principal duties and responsibilities of our compensation committee include:

•	establishing, approving, and making recommendations to the Board regarding performance goals and objectives relevant to the compensation of our chief executive officer, evaluating the performance of our chief executive officer in light of those goals and objectives and recommending to the full Board for approval, the chief executive officer’s compensation, including incentive-based and equity-based compensation, based on that evaluation;
•	setting the compensation of our other executive officers, based in part on recommendations of the chief executive officer;
•	reviewing, approving, and making recommendations to the Board regarding employment agreements, severance arrangements and change of control agreements for the chief executive officer and other executive officers, as appropriate;
•	exercising administrative authority under our stock plans and employee benefit plans;
•	establishing policies and making recommendations to our Board regarding director compensation;
•	reviewing compensation plans, programs and policies; and
•	handling such other matters that are specifically delegated to the compensation committee by the Board from time to time.

The compensation committee meets regularly in executive session without management present. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in compensation committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives. The charter of the compensation committee grants the compensation committee the authority to conduct or authorize investigations into any matters within the scope of its responsibilities as it will deem appropriate. In addition, under its charter, the compensation committee has the authority to select, retain and terminate, at the expense of the Company, advice and assistance from any consultants, independent legal counsel or other advisors.

During the year ended December 31, 2018, after taking into consideration the six factors prescribed by the SEC and Nasdaq described above, the compensation committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as a compensation consultant. The compensation committee assessed Pearl Meyer’s independence and determined that Pearl Meyer had no conflicts of interest in connection with its provisions of services to the compensation committee. Specifically, the compensation committee engaged Pearl Meyer to evaluate the Company’s executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking the Company’s existing executive compensation, including its equity incentive plan and option granting practices, and analyzing the Company’s director compensation policy. In 2018, Pearl Meyer presented the compensation committee with data about the compensation paid by the our peer group of companies and other employers who we believe compete with us for executives, updated the compensation committee on new developments in areas that fall within the compensation committee’s jurisdiction and advised the compensation committee regarding all of its responsibilities. Our management did not have the ability to direct Pearl Meyer’s work.

The compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. For executives other than the Chief Executive Officer, the compensation committee solicits and considers evaluations and recommendations submitted to the compensation committee by the Chief Executive Officer with respect to individual employee performance. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the compensation committee with input from other independent Board members, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director share ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the compensation consultant, including analyses of executive and director compensation paid at other companies identified by the consultant to be comparable to us.

Nominating and Governance Committee

Our nominating and governance committee consists of three directors, Ms. Cox, Dr. Errico and Dr. Ondra. Ms. Cox is the chairman of the nominating and governance committee. During 2018, Mr. Colucci served as a member of the nominating and governance committee. Effective March 1, 2019, Mr. Colucci stepped down from the committee and was succeeded as a member of the committee by Ms. Cox, who succeeded Dr. Errico as chairman of the committee.

Our Board has determined that the composition of our nominating and governance committee satisfies the applicable independence requirements under, and the functioning of our nominating and governance committee complies with, the applicable requirements of Nasdaq standards and SEC rules and regulations. All of the members of our nominating and governance committee satisfy the applicable independence requirements of the SEC and Nasdaq. We will continue to evaluate and will comply with all future requirements applicable to our nominating and governance committee. The nominating and governance committee’s responsibilities include:

•	annually reviewing the list of director selection criteria contained in our corporate governance guidelines, and making recommendations to the Board regarding necessary or appropriate changes thereto;

•	identifying, reviewing and evaluating candidates, including candidates submitted by stockholders, for election to our Board and recommending to our Board (i) nominees to fill vacancies or new positions on our Board and (ii) the slate of nominees to stand for election by our stockholders at each annual meeting of stockholders;
•	annually recommending to our Board (i) the assignment of directors to serve on each committee; (ii) the chairman of each committee and (iii) the chairman of our Board or lead independent director, as appropriate;
•	developing, recommending, overseeing the implementation of and monitoring compliance with, our corporate governance guidelines, and periodically reviewing and recommending any necessary or appropriate changes thereto;
•	reviewing the adequacy of our certificate of incorporation and bylaws and recommending to our Board, as conditions dictate, amendments for consideration by the stockholders;
•	reviewing our code of business conduct and ethics and recommending any changes to our Board; and
•	such other matters as directed by our Board.

The nominating and governance committee believes that candidates for director should have certain minimum qualifications, which are described in the Company’s Corporate Governance Guidelines and discussed above in “Questions and Answers About These Proxy Materials and Voting.” The nominating and governance committee also takes these minimum qualifications into account in identifying and evaluating director nominees, including nominees recommended by shareholders. In identifying director nominees, the nominating and governance committee strives for a diverse mix of backgrounds and expertise that enhances the ability of the directors collectively to understand the issues facing the Company and to fulfill the responsibilities of the Board and its committees.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Any interested party may communicate in writing with any particular director, including our chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our principal executive offices at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be of a purely marketing nature or inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chairman of the nominating and governance committee.

CODE OF BUSINESS CONDUCT AND ETHICS FOR EMPLOYEES, EXECUTIVE OFFICERS AND DIRECTORS

We have adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors. The Code of Conduct is available on our website at www.electrocore.com, under the “Corporate Governance” tab of the “Investors” section. The nominating and governance committee of our Board is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. We expect that any amendments to the Code of Conduct, or any waivers of its requirements, will be disclosed on our website.

CORPORATE GOVERNANCE GUIDELINES

In June 2018, the Board documented the governance practices followed by the Company by adopting Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s shareholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, are available on our website at www.electrocore.com.

PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The audit committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2015. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the audit committee is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

To be approved, Proposal 2, the ratification of KPMG LLP as independent auditors, must receive “For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter, and which did not abstain.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2018 and 2017 by KPMG LLP, our principal accountant.

	Year Ended December 31
	2018		2017
Audit Fees	$1,387,339	(1)	699,006	(2)
Audit-Related Fees	$483,877		27,925
Tax Fees	$—		—
Other Fees	$—		—
Total Fees	$1,871,216		726,931
(1)	$766,617 of these fees related to work performed in connection with the June 2018 IPO.

All fees described above were pre-approved by the audit committee.

Audit Fees include fees billed for the fiscal year shown for professional services for the audit of the Company’s annual financial statements, quarterly reviews, and review of the Company’s registration statements and other SEC filings.

Audit-Related Fees are fees for IPO readiness services.

PRE-APPROVAL POLICIES AND PROCEDURES

The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent auditors, KPMG LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related, tax and other services up to specified amounts. The terms and fees of the annual engagement of the independent auditor are also subject to the specific pre-approval of the Audit Committee. The pre-approval of services may be delegated to subcommittees consisting of one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 2.

PROPOSAL 3 - APPROVAL OF 2019 EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors has adopted the 2019 Employee Stock Purchase Plan, which we refer to as the Plan, and recommends it for stockholder approval. The purpose of the Plan is to provide eligible employees of the Company an opportunity to become owners of the Company by purchasing through payroll deductions shares of the Company’s authorized common stock, par value $0.001 (“Company Stock”). The Company believes that the Plan is a valued benefit for our eligible employee base. We believe that allowing employees to purchase shares of our common stock through the Plan can help motivate high levels of performance, provide an effective means of encouraging employee commitment to our success, and aid in recruiting new employees.

The Company intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Participation in the Plan is within the discretion of each employee. Upon stockholder approval, the Plan will be effective as of January 1, 2019. The first accumulation period under the Plan commenced on January 1, 2019. If stockholders do not approve the Plan, then amounts that have been withheld by payroll deduction for purposes of purchases of Company Stock under the Plan will not be applied to purchase Company Stock and instead will be returned to employees and the Plan will be null and void.

The initial maximum aggregate number of shares of Company Stock that may be purchased under the Plan is 300,000. The number of shares may be increased each year in the discretion of the Administrator (as defined below) beginning in 2020 through 2029. The annual increase, if any, determined by the Administrator for each year may not exceed 1% of the total number of shares of Company Stock issued and outstanding on a fully-diluted basis as of the end of the preceding year. Subject to the foregoing annual maximums, the maximum number of additional shares that may be purchased under the Plan through 2029 is 4,500,000. The full text of the Plan is set forth in Appendix A. The following is a summary description of certain features of the Plan. This summary description is qualified in its entirety by reference to the full text of the Plan.

Summary of the Plan

Administration

The Plan will be administered by the Board, or a committee (“Committee”) appointed by the Board, which may be the Board’s Compensation Committee. The Committee will consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Board or Committee administering the Plan (“Administrator”) has authority to construe and interpret the Plan and to establish rules and regulations for the administration of the Plan.

Eligibility

Eligible employees of the Company or a participating subsidiary may participate in the Plan. One is an eligible employee for a Plan accumulation period if he or she is an employee of the Company or a participating subsidiary both on the date determined by the Plan administrator that enrollment forms must be received for a Plan accumulation period and on the first day of the accumulation period. Notwithstanding the preceding sentences, an employee is not eligible to participate in the Plan if on the first day of the accumulation period (1) such employee is a member of a collective bargaining unit whose benefits were the subject of good faith bargaining; (2) such employee is customarily employed 20 or less hours per week or five months or less per year; or (3) such employee is an employee of a foreign participating subsidiary and not authorized to participate due to restrictions placed by the Plan administrator on participation by employees of the foreign participating subsidiary. An employee is also not eligible to participate if on the first trading day of the accumulation period the employee owns, or holds options or other rights to acquire, 5% or more of the total combined voting power or value of all classes of stock of the Company or any subsidiary of the Company.

Shares Available for Issuance

As noted above, the initial maximum aggregate number of shares of Company Stock that may be issued under the Plan is 300,000 shares, and this number is anticipated to increase each year subject to the determination of the Administrator, but in no event will it be greater than 4,500,000 shares.

Enrollment Dates, Accumulation Periods and Purchase Dates

The accumulation periods under the Plan will generally be every six-month period, or such other period, not to exceed one year, as determined by the Administrator. The initial accumulation period commenced January 1, 2019 and ends June 30, 2019, and the second accumulation period is expected to commence July 1, 2019 and end December 31, 2019. The first trading day of each accumulation period is the enrollment date, which is the date as of which eligible employees are granted contractual rights to purchase shares of Company Stock under the Plan. Payroll deductions may be made during the accumulation period by eligible employees electing to participate as described below. The last trading day of each accumulation period will be the Company Stock purchase date (unless the Administrator selects a different date) and on such date any contractual rights remaining outstanding will be deemed to be exercised and shares of Company Stock will be purchased, as described below.

Participation in the Plan

An eligible employee may become a participant in the Plan by submitting an enrollment form, and payroll deductions for such employee will begin as soon as administratively feasible after such form is received in good order, subject to compliance with such policies, rules and procedures as may be established by the Company in connection therewith.

As of each purchase date (which is the last trading day of an accumulation period as stated above), an employee’s payroll deductions made during the accumulation period and not withdrawn by the employee or otherwise paid to the employee are used to buy shares of Company Stock. The per share purchase price on the purchase date is 85% of the lower of (1) the fair market value of a share of Company Stock on the purchase date, or (2) the fair market value of a share of Company Stock on the first trading day of the accumulation period.

An employee will not be permitted to purchase more than 25,000 shares of Company Stock on any purchase date, or such other maximum number as may be determined by the Administrator. An employee’s right to purchase shares under the Plan in any calendar year cannot exceed $25,000, as measured by the fair market value of such shares (determined for each accumulation period as of the first trading day of the accumulation period).

An employee can invest any amount from 1% to 15% of his or her base earnings in Company Stock through payroll deductions under the Plan. Payroll deductions are credited to recordkeeping accounts. No earnings are credited to the accounts.

Restrictions on Transfer

Shares of Company Stock purchased under the Plan may not be sold, transferred or assigned by the purchasing employee for a period of six months after the purchase date.

Withdrawal from the Plan, Cessation of Payroll Deductions, Mandatory Cessation of Participation

An employee may withdraw from the Plan in full (but not in part) during any accumulation period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at any time prior to the first day of the last calendar month immediately preceding the purchase date for such accumulation period, or at such shorter time in advance of the purchase date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the employee’s account will not be used to purchase shares, but will instead be distributed to the employee as soon as administratively practical, and the employee’s payroll deductions will cease as soon as administratively practical.

An employee also may cease payroll deductions as of the last day of any month during the accumulation period by delivering a notice of cessation to the Company at the time and in the manner prescribed by the Administrator. Unless the employee also withdraws from the Plan as described in the preceding paragraph, the employee’s accumulated payroll deductions will be applied to purchase shares of Company Stock on the purchase date as described above.

Participation in the Plan immediately terminates when an employee ceases to be an eligible employee for any reason, including voluntary or involuntary termination of employment. Upon the termination of an employee’s participation in the Plan, all accumulated payroll deductions of the employee will be returned to the employee.

Amendment and Termination

The Board or the Compensation Committee of the Board may change, modify or amend any provision of the Plan and may terminate the Plan at any time. Under certain circumstances, an amendment to the Plan may require the approval of the Company’s stockholders. In addition, tax advantages under the Code as discussed below (see “Certain Federal Income Tax Consequences Relating to the Plan”) will continue to be available only if the Company obtains stockholder approval of any Plan amendment relating to the aggregate number of shares available under the Plan or to the employees eligible to enroll in the Plan. For certain issues the Administrator is authorized to amend the Plan.

Adjustments Upon Certain Changes

In the event of any Company Stock dividend or stock split, or a reorganization, recapitalization, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the structure of the Company, the shares subject to an employee’s election to purchase Company Stock during an accumulation year will be adjusted and the aggregate number and kind of shares available under the Plan and the purchase price of shares will also be adjusted, in each case to the extent deemed appropriate by the Administrator. Generally, if a dissolution or liquidation of the Company occurs during an accumulation year, any rights an employee has to acquire Company Stock under the Plan will be terminated, but an employee will have the right to acquire Company Stock before the dissolution or liquidation.

Certain Federal Income Tax Consequences Relating to the Plan

The following summary of the income tax consequences of the Plan is based on current provisions of the Code and regulations thereunder. The summary does not address tax rates or state or local income taxes or taxes in jurisdictions other than the United States, nor does it address employment tax.

Enrollment or Purchase of Company Stock under the Plan. No federal income tax consequences arise at the time of an employee’s enrollment in the Plan or upon the purchase of Company Stock under the Plan. However, as discussed below, if an employee disposes of Company Stock acquired under the Plan, such employee will have the federal income tax consequences described below in the year such employee disposes of the stock. Amounts withheld by payroll deduction are subject to federal income tax as though those amounts had been paid in cash. Whenever an employee transfers any shares of Company Stock in a manner which may constitute a disposition, such employee must promptly advise the Secretary of the Company of the facts concerning that transfer.

Early Dispositions. If an employee disposes of Company Stock purchased under the Plan within two years after the first trading day of the accumulation period or within one year after the shares of Company Stock are transferred to such employee or to an account in such employee’s name (the “Tax Holding Period”), such employee will have included in his or her compensation, taxable as ordinary income in the year of disposition, an amount equal to the excess of (A) the fair market value of the Company Stock on the purchase date over (B) the price such employee paid for the Company Stock, regardless of the amount such employee receives in connection with the disposition of the shares. (The Company must report such compensation as taxable ordinary income to the Internal Revenue Service on such employee’s annual Form W-2.) The amount which is taxable as ordinary income is added to the purchase price and becomes part of the cost basis for that Company Stock for federal income tax purposes. If the disposition of the Company Stock involves a sale or exchange, such employee generally will also realize a short-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

Later Dispositions. If an employee disposes of Company Stock purchased under the Plan on a date after the Tax Holding Period, or if such employee dies at any time while owning Company Stock, such employee (or such employee’s estate) will have included in such employee’s compensation as taxable ordinary income in the year of disposition (or death), an amount equal to the lesser of

(1)	the excess of the fair market value of the Company Stock on the first trading day of the accumulation period over the purchase price paid by such employee for the shares, or
(2)	the excess of the fair market value of the Company Stock on the date of disposition (or death) over the purchase price paid by such employee for the shares.

The amount which is taxable as ordinary income is added to the cost basis of that Company Stock for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the Company Stock and the ordinary income recognized from the formula above. If the disposition of the Company Stock involves a sale or exchange, such employee will also realize a long-term capital gain or loss equal to the difference between such employee’s cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to an employee except to the extent of ordinary income recognized upon a sale or disposition during the Tax Holding Period (an early disposition).

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL NO. 3.

EXECUTIVE OFFICERS

The following table sets forth information concerning our executive officers:

Name	Age	Position
Francis R. Amato	54	Chief Executive Officer and Director
Joseph P. Errico	50	Chief Science and Strategy Officer, Director
Brian Posner	57	Chief Financial Officer

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

The following sets forth certain information with respect to our executive officers who are not directors. Information with respect to Francis R. Amato and Joseph P. Errico is set forth above in “Nominees for Class I Directors.”

Brian Posner

Brian Posner has served as our Chief Financial Officer since April 1, 2019. Mr. Posner joins the Company from Cellectar Biosciences, where he served as chief financial officer from April 2018 to March 2019. Prior to Cellectar, Mr. Posner served as chief financial officer of Alliqua BioMedical from 2013 to 2018, chief financial officer of Ocean Power Technologies from 2010 to 2013 and chief financial officer of Power Medical Interventions in 2009. Before such time, Mr. Posner served at Pharmacopeia as director of finance from 1999 to 2006, and as chief financial officer from 2006 to 2008 upon Pharmacopeia’s acquisition by Ligand Pharmaceuticals. Before his employment with Pharmacopeia, Mr. Posner was chief financial officer and vice president of operations at Photosynthetic Harvest, a start-up biotechnology company, and regional chief financial officer at Omnicare. Mr. Posner began his career as an audit supervisor at Coopers & Lybrand, which merged with Price Waterhouse to become PricewaterhouseCoopers. Mr. Posner earned an MBA in Managerial Accounting from Pace University’s Lubin School of Business and a B.A. in Accounting from Queens College.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common shares as of March 15, 2019 for:

•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common shares;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

The percentage ownership information is based upon 29,447,513 common shares outstanding as of March 15, 2019. We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include common shares issuable pursuant to the exercise of stock options or warrants that are exercisable on or before May 14, 2019, which is 60 days after March 15, 2019. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o electroCore, Inc., 150 Allen Road, Suite 201, Basking Ridge, NJ 07920.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Principal Shareholders:
Core Ventures II, LLC(1)	6,774,339	22.79%
Merck Global Health Innovation Fund, LLC	3,346,032	11.36%
Executive Officers and Directors:
Francis R. Amato(2)	553,000	1.87%
Michael G. Atieh(3)	60,138	*
Nicholas Colucci(4)	46,747	*
Carrie S. Cox	11,000	*
Joseph P. Errico(5)	11,928,297	39.72%
Thomas J. Errico, M.D.(6)	11,441,696	38.41%
Trevor J. Moody(7)	17,230	*
Stephen L. Ondra, M.D.	—	—
Brian Posner	—	—
Peter S. Staats, M.D(8)	515,435	1.75%
James L.L. Tullis(9)	261,572	*
All current directors and executive officers as a group (11 persons)	13,231,355	43.78%
*	Denotes less than one percent.
(1)	Joseph P. Errico and Thomas J. Errico, M.D., are the managing members of Core Ventures II, LLC, or CV II and as such have shared voting and dispositive power over the shares and warrants held by these entities. Represents 6,500,649 shares of common stock and warrants to purchase 273,690 shares of common stock.
(2)	Represents 358,831 shares of common stock held directly by Mr. Amato, 10,318 shares of common stock and warrants held by CV II for the benefit of Mr. Amato, and 183,851 options to purchase shares of common stock held by Mr. Amato.
(3)	Represents 56,170 shares of common stock and warrants to purchase 3,968 shares of common stock held by CV II for the benefit of Mr. Atieh.
(4)	Represents 1,255 shares of common stock held directly by Mr. Colucci, 43,347 shares and warrants held for the benefit of Mr. Colucci by CV II and Core Ventures IV (“CV IV”), and 2,145 options to purchase shares of common stock.
(5)	Represents 582,349 shares of common stock held directly by Mr. Errico; 125,173 shares of common stock held directly by Mr. Errico’s minor children and a trust for the benefit of Mr. Errico’s spouse and minor children; 1,015,597 shares of common stock and warrants held for the benefit of Mr. Errico and his spouse, minor children and a trust for their benefit indirectly by CV II, CV IV and certain other entities controlled by Joseph P. Errico and Dr. Thomas J. Errico (the “Other Entities”); and 246,253 options to purchase shares of common stock held directly by Mr. Errico. Also includes 9,958,925 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Mr. Errico. Mr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants.

(6)	Represents 443,318 shares of common stock held directly by Dr. Errico; 19,454 shares of common stock held directly by a trust for the benefit of Dr. Errico’s family members; 681,389 shares of common stock and warrants held for the benefit of Dr. Errico by CV II, CV IV, and the Other Entities; and 4,402 options to purchase shares of common stock held directly by Dr. Errico. Also includes 10,293,133 shares and warrants held by CV II, CV IV, and the Other Entities for the benefit of persons other than Dr. Errico. Dr. Errico serves as a manager of CV II, CV IV, and certain of the Other Entities and has or shares voting control over such shares and warrants.
(7)	Represents 16,371 shares of common stock and 859 options to purchase shares of common stock.
(8)	Represents 154,636 shares of common stock held directly by Dr. Staats, 6,597 shares of common stock held directly by an entity controlled by Dr. Staats, 314,529 shares of common stock and warrants held by CV II, CV IV, and WaveCore LLC for the benefit of an entity controlled by Dr. Staats, and 39,673 options to purchase shares of common stock held by Dr. Staats.

Represents 111,227 shares of common stock held directly by Mr. Tullis, 64,597 shares of common stock held directly by his spouse and family trusts, 98,918 shares of common stock held directly by Tullis Opportunity Fund II LP and 163 options to purchase shares of common stock.

(9)	Represents (i) 97,894 shares held directly by Mr. Tullis and 64,597 shares held directly by his spouse and family trusts, (ii) 98,918 shares held directly by Tullis Opportunity Fund II L.P., and (iii) 163 options to purchase common stock held by Mr. Tullis.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2018, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

EXECUTIVE COMPENSATION

We became a public company in June 2018, and we are currently an emerging growth company. As an emerging growth company, we are subject to the scaled reporting rules applicable to emerging growth companies. The following section describes, under such scaled reporting rules, the compensation we paid to our named executive officers (“NEOs”) for 2018. Our NEOs for 2018 include our principal executive officer and two other most highly compensated executive officers in 2018.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)		Bonus ($)(1)	Option Awards ($)(2)	Non-equity incentive plan compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Francis R. Amato Chief Executive Officer, Director	2018	446,125		250,000	487,500	150,000	20,395	1,354,020
	2017	400,000		70,000	156,469	125,000	16,369	767,838
Joseph P. Errico Chief Science & Strategy Officer, Director	2018	389,792		125,000	442,000	150,000	20,395	1,127,187
	2017	350,000		70,000	104,838	—	16,369	541,207
Peter S. Staats, M.D. Former Chief Medical Officer(5)	2018	338,333		105,000	260,000	—	20,395	723,728
	2017	151,667	(6)	10,000	30,000	—	6,820	198,487
(1)	2017 bonuses represent discretionary cash bonuses approved by the compensation committee of our Board for performance during 2017. 2018 bonuses represent discretionary cash bonuses approved by the compensation committee of our Board for performance during 2018.
(2)	For 2017 and 2018, represents the grant date fair value of Common Units issued as Profits Interests in Electrocore, LLC computed in accordance with FASB ASC 718. See Note 13 to the consolidated financial statements for the fiscal year ended December 31, 2017 included with the Company’s registration statement on Form S-1 for a description of the assumptions used in valuing these Common Units. These Common Units constituted profits interests for U.S. federal income tax purposes. Despite the fact that the Common Units that constituted Profits Interests did not require the payment of an exercise price, for purposes of this table we believe they are most similar economically to stock options and are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K as an instrument with an “option-like feature.”
(3)	For 2017, represents a contingent cash bonus paid to Mr. Amato following receipt by us of the FDA grant of our de novo application and the closing of our Series B Preferred Unit financing. For 2018, represents contingent cash bonuses paid in connection with the Company’s successful completion of our initial public offering.
(4)	These amounts consist of payments of health care premiums and contributions to health savings accounts on behalf of the NEO.
(5)	Dr. Staats served as our Chief Medical Officer from May 2017 until March 2019.
(6)	Represents a prorated amount of base salary earned by Dr. Staats beginning upon his commencement of employment on May 1, 2017. Pursuant to his employment agreement, Dr. Staats was entitled to an annual base salary of $140,000 for the three calendar months beginning May 1, 2017, and an annual base salary of $280,000 beginning August 1, 2017.

On March 8, 2019, the Company announced the appointment of Brian Posner as Vice President of Finance of the Company, effective as of March 11, 2019, and as Chief Financial Officer of the Company, effective as of April 1, 2019. Pursuant to his employment agreement, Mr. Posner will be paid an annual base salary of $325,000, as the same may be adjusted in the Company’s discretion, and was granted a one-time stock option to purchase 105,000 shares of the Company’s common stock, with such option vesting 25% on the one-year anniversary of March 11, 2019 and the balance vesting in equal quarterly installments over the successive three-year period, subject to Mr. Posner’s continued employment by the Company on the applicable vesting date. Mr. Posner’s option grant has an exercise price per share equal to $8.10, which was the fair market value of the Company’s common stock on March 11, 2019 (based on the closing price of the Company’s common stock on the Nasdaq on such date). Mr. Posner will also be eligible for a target discretionary bonus of 40% of his annual base salary.

NARRATIVE TO SUMMARY COMPENSATION TABLE

Executive Compensation Philosophy

We review compensation annually for all employees, including our NEOs. Our compensation philosophy is centered around two key tenets: (1) building long-term value for our stockholders, and (2) driving employee engagement. To that end, our executive compensation program is grounded in the following principles:

Attraction and Engagement	Enable the Company to attract highly-talented people with exceptional leadership capabilities and engage high-caliber talent.
Competitiveness
Provide total compensation opportunity levels that are competitive with those being offered to individuals holding comparable positions at other companies with which we compete for business and leadership talent.

Shareholder Alignment	Deliver majority of compensation through pay elements that are designed to create long-term value for our stockholders, as well as foster a culture of ownership.

The Decision-Making Process

In establishing NEO compensation (base salaries, bonuses and annual equity incentive awards), we consider the following:

•	the relative importance of each NEO’s role and responsibilities;
•	how the NEO has performed relative to these roles and responsibilities;
•	overall company performance; and
•	compensation for comparable positions in the market (as defined by a combination of identified industry comparables and industry/size-specific survey data)

The compensation committee oversees the executive compensation program for our NEOs. The committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year and ensures that the executive compensation program supports the Company’s business goals and aligns with shareholder interests.

Our Board has historically determined our executives’ compensation. Since our IPO, the compensation committee was tasked with the review and approval of compensation for all executive officers other than the CEO. Our compensation committee typically reviews and discusses management’s proposed compensation with our CEO for all executives other than our CEO.

For the CEO, the compensation committee reviews and recommends to the Board for approval annual compensation targets and associated performance goals. Based on those discussions and after receiving recommendations from the compensation committee, our Board, in its discretion and without members of management present, discusses and ultimately approves the compensation of our CEO.

In 2018, the compensation committee retained Pearl Meyer, a compensation consulting firm, to evaluate our executive compensation program. Pearl Meyer’s engagement included assisting the compensation committee with the selection of a peer group of companies for benchmarking our existing executive compensation, including our equity incentive plan and option granting practices, and an analysis of our director compensation policy. In 2018, Pearl Meyer presented the compensation committee with a competitive compensation analysis of the NEOs and other senior executives versus the Company’s pre-defined peer group and industry/size specific survey data. In addition to the competitive market analysis, Pearl Meyer updated the compensation committee on new developments in areas that fall within the compensation committee’s jurisdiction and advised the compensation committee regarding all of its responsibilities.

In general, our compensation committee focuses on the following principal pay elements:

Element	Target Positioning vs. Market	Primary Objectives
Base Salary	At or Below Median	• Attract and retain high-performing and experienced individuals • Provide steady source of income
Annual Cash Bonus	At or Below Median	• Motivate executives to achieve challenging short-term performance goals
Long-Term Equity Incentives	At Median
•   Align executives’ interests with those of stockholders
•   Align with long-term business strategy
•   Retain executive talent through multi-year vesting schedules
•   Motivate sustainable performance that creates long-term value for stockholders

The compensation consultant serves at the pleasure of the compensation committee rather than us, and the compensation consultant’s fees are approved by the compensation committee.

Annual Base Salary

Annual base salaries are generally determined, approved and reviewed periodically by our Board in order to compensate our NEOs for the satisfactory performance of duties to our company. Historically, base salaries for our NEOs were generally set by our Board at levels consistent with our philosophy. The following table presents the base salaries for each of our NEOs during 2018 and 2017.

The 2017 base salaries became effective on January 1, 2017. The initial 2018 base salaries (the “Initial Base Salary”) became effective on January 1, 2018 and were increased effective as of the completion of our IPO (the “Post-IPO Base Salary”). Our Compensation Committee is generally responsible for recommending to the Board for its approval the base salaries for our executive officers.

Name	2017 Annual Base Salary ($)		2018 Initial Base Salary ($)	2018 Post-IPO Base Salary ($)(1)
Francis R. Amato	400,000		400,000	475,000
Joseph P. Errico	350,000		350,000	415,000
Dr. Peter S. Staats(2)	280,000	(3)	280,000	350,000
(1)	In May 2018, our Board approved increases in the annual base salaries of our executive officers which became effective in June 2018 at the time of the completion of our IPO. These amounts represent the increased base salary for each NEO.
(2)	Dr. Staats served as our Chief Medical Officer from May 2017 until March 2019.
(3)	In 2017, Dr. Staats’ base salary was initially $140,000 and increased to $280,000 as of August 1, 2017.

Annual Bonus

We offer our NEOs the opportunity to earn annual discretionary cash bonuses, as determined by our Board or the compensation committee annually at their discretion. Actual bonus amounts for our NEOs are determined by our compensation committee after consideration of Mr. Amato’s recommendations (except with respect to his individual bonus). Our CEO makes recommendations to the compensation committee regarding annual bonus payouts for the executive officers other than himself and does not participate in any discussions with the compensation committee regarding his own compensation.

For 2017, annual bonuses were based on such factors as the Board and the compensation committee deemed appropriate, including the FDA grant of our de novo approval, successful completion of our Series B Preferred Unit financing and the individual NEO’s performance as it related to his area of responsibility. In addition, Mr. Amato received (i) a contractual bonus award required by his employment offer letter, and (ii) a contingent cash bonus following the FDA grant of our de novo application and the closing of our Series B Preferred Unit financing.

For 2018, annual bonuses were based on such factors as the Board and the compensation committee deemed appropriate, including a variety of individual and Company priorities and objectives relating to 2018, as well as the individual NEO’s performance as it related to his area of responsibility. In addition to the 2018 annual bonus payouts that were approved in Q1 2019, in June 2018 the Board and compensation committee also approved bonus payments in connection with the Company’s successful completion of its IPO for certain NEOs as referenced in footnote 3 to the Summary Compensation Table above.

Long-Term Incentives

Our equity-based incentive awards are designed to align our interests with those of our employees and consultants, including our executive officers. Prior to our IPO, our Board was responsible for approving equity grants, although following the completion of our IPO, our compensation committee became responsible for approving equity grants for executive officers other than the CEO. As noted above, CEO equity awards are recommended by the compensation committee for approval by the Board. Our executives generally are awarded an initial new hire grant upon commencement of employment.

For 2018, the compensation committee and Board did not issue equity grants to the NEOs either prior to or following the Company’s IPO. Following the review of Pearl Meyer’s competitive compensation analysis, the compensation committee and Board determined that the Company’s first equity grants as a newly-public company would commence in fiscal 2019. However, at the time of the IPO previously granted and outstanding Profits Interests were converted to time-vested restricted stock and stock options.

Following our IPO, all equity awards were granted pursuant to our 2018 Omnibus Incentive Compensation Plan, or the 2018 Plan. For 2019, Messrs. Amato and Errico were granted a mix of 75% time-vested stock options and 25% time-vested restricted stock. All options are granted with a per share exercise price equal to no less than the fair market value of a common share on the date of the grant of such award. Both time-vested stock options and restricted stock vest over a four-year period.

Equity Compensation

We generally have granted equity awards to our employees, including our NEOs, as the long-term incentive component of our compensation program. Prior to our IPO, these awards historically consisted of Common Units in Electrocore, LLC that were granted to employees when they commenced employment with us. Our Board and compensation committee may also from time to time grant additional awards to key employees as they determined appropriate to motivate, retain or reward such employees. Common Unit grants were intended to qualify as Profits Interests for U.S. federal income tax purposes entitling the holder to participate in our future appreciation from and after the date of grant of the applicable Common Units. In connection with the June 2018 conversion of Electrocore, LLC into electroCore, Inc. (the “Corporate Conversion”), all outstanding Profits Interests were converted into shares of common stock and options to purchase common stock.

In April 2019, Mr. Amato was granted 307,125 options to purchase shares of common stock and 74,404 restricted stock units, and Mr. Errico was granted 106,112 options to purchase shares of common stock and 25,706 restricted stock units. These options are exercisable at $6.72 per share. 25% of each grant vests on the first anniversary of the date of grant and the remainder vests in equal quarterly installments over the succeeding three year period.

Upon joining the Company in March 2019, Mr. Posner received an initial one-time grant of 105,000 options to purchase shares of common stock, at an exercise price of $8.06 per share. 25% of the options vest on March 11, 2020 and the balance vest in equal quarterly installments over the succeeding three year period, subject to Mr. Posner’s employment by the Company on the applicable vesting date.

Stock Ownership Guidelines

To align the interests of our management and directors with those of our stockholders, the Board of Directors concluded that certain of our executives and non-employee directors should have a significant financial stake in the Company’s stock. To further that goal, we implemented stock ownership guidelines in 2018, the year we completed our initial public offering. The executives and non-employee directors are required to hold a specific level of equity ownership as outlined below:

•	CEO – 3 times base salary
•	Senior Executives (inclusive of other NEOs) – 2 times base salary
•	Non-Employee Directors – 3 times annual Board cash retainer

Individuals will have five years from commencement of the program or their employment (whichever is later) to achieve this goal. Individuals subject to these stock ownership guidelines may not at any time, including during the five-year timeframe referenced above, sell any shares following the exercise of options, the vesting of restricted stock or restricted stock units, or the payment of deferred stock units, until the required minimum stock ownership threshold has been met. However, shares may be sold pursuant to a 10b5-1 sales plan adopted by an individual or to pay certain tax withholding obligations.

Other Compensation and Benefits

Our NEOs are eligible to participate in our employee benefit plans and programs, including medical and dental benefits and flexible spending accounts, to the same extent as our other full-time employees, subject to the terms and eligibility requirements of those plans. We also sponsor a 401(k) defined contribution plan in which our NEOs may participate, subject to limits imposed by the Internal Revenue Code, to the same extent as our other full-time employees. Currently, we do not match any of the contributions made by participants in the 401(k). These guidelines are overseen by the compensation committee and are subject to change from time to time.

Employment Agreements

Our executive officers are not party to employment agreements with a fixed term. They are employed on an at-will basis, subject to the terms of the Executive Severance Policy described below.

OUTSTANDING EQUITY AWARDS AT END OF 2018

The following table provides information about outstanding stock options issued by the Company held by each of our NEOs as of December 31, 2018. None of our NEOs held any other equity awards from the Company as of December 31, 2018.

Outstanding Equity Awards as of December 31, 2018

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Francis R. Amato	0	583,812	(1)	$15.00	6/22/28
Joseph P. Errico	0	530,851	(1)	$15.00	6/22/28
Dr. Peter S. Staats(2)	0	130,395		$15.00	6/22/28
(1)	These options were issued upon our June 2018 IPO, as an inaugural equity award for service on the Company’s Board.
(2)	Dr. Staats served as our Chief Medical Officer from May 2017 until March 2019.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Under the Company’s Executive Severance Policy, if we terminate an eligible member of our senior management team (including Mr. Amato or Mr. Errico) without “cause” or if the executive resigns for “good reason” (as those terms are defined below), we will provide the following severance benefits: (i) severance payment in an amount equal to six months of base salary (or one year of base salary and target bonus in the case of our Chief Executive Officer or Chief Science and Strategy Officer) payable in equal installments over the six-month or one-year period, as applicable, and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the “severance period” (as defined below). If the termination without cause or resignation for good reason occurs within two years after a “change in control” we will provide the following severance benefits in lieu of the benefits provided in the previous sentence: (i) a lump sum severance payment in an amount equal to one year of base salary (or one and one-half (1.5) years of the sum of base salary and target bonus in the case of our Chief Executive Officer or Chief Science and Strategy Officer), and (ii) reimbursement of COBRA premiums for group health continuation coverage paid by the terminated executive for the duration of the severance period, and (iii) acceleration of vesting for all outstanding equity compensation and an extension of the period of time to exercise outstanding stock options and stock appreciation rights until the earlier of 150 days following the executive’s termination of employment or the original expiration date for such options or stock appreciation rights.

For purposes of the Executive Severance Policy, “cause” means any of the following: (a) the executive’s willful failure to fulfill, in any material respect, his or her duties and responsibilities to us (other than by reason of death, illness or disability); (b) the executive’s willful misconduct, gross negligence or willful acts of personal dishonesty in the performance of his or her duties to us that directly, materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; (c) the conviction of, or plea of nolo contendere by, the executive to, a felony or a crime involving moral turpitude that materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; (d) the executive’s commission of fraud or embezzlement against us; (e) the executive’s willful or intentional violation of any lawful policy that directly, materially and demonstrably impairs or damages our property, goodwill, reputation, business or finances; or (f) the executive’s breach of the terms of any confidentiality and assignment agreement, which contains restrictive covenants in favor of us.

For purposes of the Executive Severance Policy “good reason” means any of the following (a) any material reduction in the executives base annual compensation prior to a “change in control”; provided, however, that a reduction in the executives base annual compensation will not constitute “good reason” if we reduce the annual base compensation of all participants in the Executive Severance Policy on a substantially equivalent basis; (b) any material reduction in the executive’s base annual compensation during the period commencing on or after a “change in control” and ending on the second anniversary of a “change in control”; (c) any material diminution in the executive’s authority, duties, offices, title or responsibilities; or (d) a transfer of executive’s principal place of employment to a location that is more than 30 miles from the executive’s then current principal place of employment.

For purposes of the Executive Severance Policy, “severance period” means the number of months set forth in the table below based on the executive’s employment position at the time of his involuntary termination of employment that results in the executive’s termination for “good reason”:

Severance Period
Employment Position	Prior to a Change in Control or on or After the Second Anniversary of a Change in Control	Two-Year Period After a Change in Control
CEO or Chief Science & Strategy Officer:	12 months	18 months
All Other Participants:	6 months	12 months

In connection with the appointment of Mr. Posner as Chief Financial Officer effective April 2019, the Company agreed to increase the severance period for Mr. Posner under the Executive Severance Policy from six months to 12 months.

Unit Forfeiture Agreements

In connection with a grant of our Profits Interests, each of our NEOs entered into a standard form of Unit Forfeiture Agreement, which provided for, among other things, acceleration upon a change in control event, as well as upon death or disability. In the event of a change of control, one hundred percent of the NEO’s then-unvested Profits Interests would immediately vest, subject to the NEO remaining employed with us until the change in control transaction. Upon an NEO’s death, one hundred percent of the NEO’s then-unvested Profits Interests would immediately vest and fifty percent of the NEO’s then-unvested Profits Interests would immediately vest upon the NEO’s disability, in both instances subject to the NEO remaining employed with us until such date. In connection with the Corporate Conversion, all outstanding Profits Interests were converted into shares of common stock and options to purchase common stock.

Potential Payments Upon a Change in Control

The unvested Profits Interests formerly held by our NEOs would vest in full upon a change in control of the Company, subject to the NEO remaining employed with us until the change in control transaction. In connection with the Corporate Conversion, all outstanding Profits Interests were converted into shares of common stock or options to purchase common stock.

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE

The following table shows certain information with respect to the compensation of all non-employee directors of the Company for the fiscal year ended December 31, 2018:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)		Total ($)
Michael G. Atieh	29,534	200,000	—		229,534
Nicholas Colucci	28,348	200,000	—		228,348
Carrie S. Cox	35,863	200,000	—		235,863
Thomas J. Errico, M.D.	27,688	200,000	—		227,688
Trevor J. Moody	23,733	200,000	—		223,733
Stephen L. Ondra, M.D.	23,074	—	200,000	(2)	223,074
James L.L. Tullis	25,315	200,000	—		225,315
(1)	Represents restricted stock units (“RSUs”) or Deferred Stock Units (“DSUs”) granted on June 21, 2018 as inaugural equity awards. Each RSU or DSU award vests in three equal installments at the close of business on the day before each of the three annual meetings of stockholders following our June 2018 IPO.
(2)	Represents options granted on June 21, 2018 as an inaugural equity award. This award vests in three equal installments at the close of business on the day before each of the three annual meetings of stockholders following our June 2018 IPO.

Narrative to Director Compensation Table

Our director compensation policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our shareholders.

Annual Cash Compensation

Under our director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee on which the director is a member. The chairman of the Board and of each committee receives an additional retainer for such service. These retainers are payable in 12 monthly installments on the first day of each month, provided that no payment will be made to any director who is no longer serving as a non-employee member of our Board on the relevant payment date. The retainers paid to non-employee directors for service on the Board and for service on each committee of the Board on which the director is a member are as follows:

Annual Board Service Retainer
All non-employee directors	$40,000
Non-executive Chairman of the Board (in addition to non-employee director service retainer above)	$60,000
Annual Committee Member Service Retainer
Member of the Audit Committee	$8,000
Member of the Compensation Committee	$5,000
Member of the Nominating & Governance Committee	$3,750
Annual Committee Chair Service Retainer
(in place of Annual Committee Member Service Retainer above):
Chair of the Audit Committee	$16,000
Chair of the Compensation Committee	$10,000
Chair of the Nominating & Governance Committee	$7,500

Each member of our Board is entitled to be reimbursed for reasonable travel and other expenses incurred in connection with attending meetings of the Board and any committee of the Board on which he or she serves.

Annual Equity Compensation

The equity compensation set forth below is granted under the 2018 Plan. All stock options granted under this plan and the director compensation policy are nonstatutory stock options, with an exercise price per share equal to 100% of the Fair Market Value (as defined in the 2018 Plan) of the underlying common shares on the date of grant, and a term of 10 years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2018 Plan).

Initial Equity Grant

Each non-employee director received an inaugural equity award valued at $200,000 at the time of the IPO. Each of such inaugural awards will vest in three equal annual installments at the close of business on the day before each of the three annual meetings of stockholders following the grant of such award.

Annual Equity Grant

On the date of each annual meeting of stockholders, each non-employee director will receive an equity award valued at $100,000 as of the business day immediately preceding the date of grant, and the Board chair will receive an annual equity award valued at $150,000. Each such award will vest in a single installment on the next annual meeting of stockholders.

Non-Employee Director Equity Outstanding at 2018 Year End

The table below shows the number of vested and unvested options, restricted stock units, deferred stock units and restricted stock, by grant date, held as of December 31, 2018 by each of our current non-employee directors during the year ended December 31, 2018.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Grant Date	Option Expiration Date(1)	Award Grant Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)
Carrie S. Cox							6/21/18	13,333	(2)	83,464
Michael G. Atieh							6/21/18	13,333	(2)	83,464
Nicholas Colucci	0	7,079	7,079	15.00	6/21/18	6/22/28		14,588	(3)	91,320
Thomas J. Errico, M.D.	0	4,042	4,042	15.00	6/21/18	6/22/28		13,333	(2)	83,464
Trevor J. Moody	0	2,834	2,834	15.00	6/21/18	6/22/28	6/21/18	29,388	(4)	183,968
Stephen L. Ondra, M.D.	0	22,846	22,846	15.00	6/21/18	6/22/28
James L.L. Tullis	0	163	163	15.00	6/21/18	6/22/28		13,333	(2)
(1)	Each option award vests 25% on January 1, 2019, and thereafter vests quarterly in equal installments over the next three years. Each award is also subject to acceleration upon death or disability as set forth in our standard form of Incentive Stock Option Agreement.
(2)	Represents restricted stock units or deferred stock units. One third of this stock award vests on the close of business on the day before each of the three annual meetings of shareholders following the grant date.
(3)	Represents restricted stock units, with the same vesting schedule and terms set forth in (2) above, and restricted stock. 25% of the restricted stock award vests on January 1, 2019, and thereafter vests quarterly in equal installments over the next three years.
(4)	Represents restricted stock units, with the same vesting schedule and terms set forth in (2) above, and restricted stock. 12,788 shares of the restricted stock award vest upon grant, 25% of the remainder vest on January 1, 2019, and thereafter vests quarterly in equal installments over the next three years.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table shows information regarding our equity compensation plans as of December 31, 2018.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column) (c)
Equity compensation plans approved by security holders	—	—	—
Equity compensation plans not approved by security holders	—	14.44	2,962,085
Total	2,938,911	—	2,962,085

Effective January 1, 2019, the Board increased the numbers of shares available for issuance under the 2018 Plan by two percent of the shares of Company common stock outstanding on a fully diluted basis as of December 31, 2018.

The above table does not include any shares issuable pursuant to the Plan that went into effect on January 1, 2019, subject to approval of our shareholders at the Annual Meeting as described in Proposal 3 above.

TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a Code of Business Conduct & Ethics and a Related Party Transaction Policy (collectively, the “Policies”) that set forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. The Policies became effective in June 2018. A related person includes directors, executive officers, beneficial owners of 5% or more of any class of electroCore’s voting securities, immediate family members of any of the foregoing persons, and any entities in which any of the foregoing is an executive officer or is an owner of 5% or more ownership interest.

Under the Policies, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, information regarding the related person transaction must be reviewed and approved by our audit committee.

In considering related person transactions, our audit committee will take into account the relevant available facts and circumstances including, but not limited to:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of business of the Company;
•	whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to the Company of, the transaction; and
•	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The Related Party Transaction Policy requires that, in determining whether to approve, ratify or reject a related person transaction, the audit committee must review all relevant information available to it about such transaction, and that it may approve or ratify the related person transaction only if it determines that, under all of the circumstances, the transaction is in, or is not inconsistent with, the best interests of the Company.

CERTAIN RELATED PARTY TRANSACTIONS

Except for the transactions described in this section, there have been no transactions since January 1, 2018 to which we have been a participant and in which any of our directors, executive officers or holders of more than 5% of our share capital, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Director Compensation.”

Participation in our IPO

In our IPO in June 2018, certain of our directors, officers, 5% shareholders and their affiliates purchased an aggregate of 810,292 shares of our common stock. Each of these purchases was made through the underwriters at the IPO price. The following table sets forth the aggregate number of shares of common stock that these persons and their affiliates purchased in our IPO:

Purchaser	Number of Common Shares Purchased
Merck Global Health Innovation Fund, LLC	166,667
Dr. Thomas Errico	15,625
Individual member of Core Ventures II, LLC and its affiliated entities in their individual capacities	628,000

Bridge Financing

Beginning in June 2016, we commenced a note and warrant financing, or the Bridge Financing, pursuant to which we issued to investors a convertible promissory note, or Bridge Note, with annual interest of 10%. Each investor in the Bridge Financing was also issued a warrant, or Bridge Warrant, to purchase a number of shares issued in our next Qualified Equity Financing, or the Next Round Securities, equal to 20% of the original principal amount of the investor’s Bridge Note divided by the purchase price payable for such equity securities in the Qualified Equity Financing, or the Next Round Price. The Bridge Notes, together with all accrued interest, were originally automatically convertible upon the closing of the Qualified Equity Financing into the Next Round Securities at a per share price equal to 90% of the Next Round Price, or optionally convertible at any time at the holder’s option into our Series A Preferred Units at a price of $0.85 per unit.

ECNG, LLC (“ECNG”) is a limited liability company in which Mr. Errico and Dr. Errico have a pecuniary interest, which they serve as managers and over which they have voting control. In June and July 2016, ECNG purchased in the aggregate $1.5 million in Bridge Notes. In September 2016, ECNG converted approximately $1.5 million in principal and accrued interest under its Bridge Notes into approximately 1.8 million Series A Preferred Units.

Following the Bridge Note conversion noted above, the terms of the Bridge Financing were amended to provide that future investors in the Bridge Financing were entitled to receive, in addition to their Bridge Note and Bridge Warrant, up to two Common Units for each dollar invested in the Bridge Financing.

From September 2016 through June 2017, we raised approximately $25.6 million from the issuance of additional Bridge Notes and issued approximately 41.9 million Common Units to the bridge investors. In addition, we issued 5.4 million common units to our financial advisor as compensation for its services. Of these amounts, CV II purchased approximately $16.9 million in Bridge Notes and was issued approximately 33.7 million Common Units.

Series B Financing

Commitment Letter. In July 2017, CV II; Merck Global Health Innovation Fund, LLC (“GHI”), an entity for which one of our former directors served as a managing director and which holds a 5% or more ownership interest in the Company; Mr. Tullis, one of our directors; and Tullis Opportunity Fund II (“TOP II”), an entity for which Mr. Tullis serves as the managing partner of its general partner, entered into a commitment letter with us pursuant to which such investors agreed, among other things, to invest in the aggregate approximately $9.0 million in the initial closing of our Series B Preferred Unit financing and to consent to certain amendments to our Operating Agreement. In exchange for such commitments, the investors were issued two Common Units for each dollar committed. The table below summarizes these issuances.

Investor	Series B Commitment Amount	Common Units Issued
GHI	$5,000,000	10,000,000
CV II	$3,870,000	7,740,000
James L.L. Tullis(1)	$300,000	600,000

	$9,170,000	18,340,000
(1)	Includes amounts for TOP II.

Reduction in Preferred Liquidation Preference. In August 2017, in connection with the initial closing of our Series B Preferred Unit financing, among other things, (i) the holders of our Series A Preferred Units agreed to eliminate approximately $54.9 million in liquidation preference in exchange for the issuance to such holders of approximately 46.9 million Common Units, and (ii) the holders of Common Units that were entitled to approximately $30.9 million in liquidation preference agreed to eliminate such preference in exchange for the issuance to such holders of approximately 26.4 million Common Units. The table below summarizes the issuances to certain related parties in connection with this transaction.

Member	Common Units Issued in Exchange for Reduction in Liquidation Preference
GHI	15,384,615
CV II(1)	32,818,632
ECNG, LLC	1,304,356
James L.L. Tullis(2)	1,442,308
(1)	Includes units issued for the benefit of Mr. Errico and Dr. Errico, and their affiliates.
(2)	Includes units issued to TOP II and Mr. Tullis’ spouse and family, and trusts for the benefit of his spouse and family.

Initial Series B Closing. In August 2017, we consummated the initial closing of our Series B Preferred Unit financing pursuant to which we issued approximately 51.3 million Series B Preferred Units for approximately $35.8 million in the aggregate. Each investor in our Series B financing was issued Series B Preferred Units at a price of $0.70 per unit, together with a warrant, or Series B Common Warrant, to purchase a number of our Common Units equal to 50% of the original issue price of the Series B Preferred Units purchased by such investor in our Series B Preferred Unit financing, divided by $1.25. The exercise price for the Common Units purchasable pursuant to the Series B Common Warrants was $1.25 per unit and the Series B Common Warrants had a five-year term; provided that the Series B Common Warrants expired upon our IPO, if not previously exercised. All of the Series B Common Warrants expired unexercised at our IPO. The table below summarizes the issuances at our initial Series B closing to certain related parties.

Purchaser	Series B Investment Amount	Series B Units Purchased	Common Units Underlying Series B Common Warrants
GHI	$5,000,000	7,142,858	2,000,000
CV II(1)	$21,530,416	30,757,737	8,612,166
ECNG, LLC	$990,463	1,414,947	396,185
James L.L. Tullis(2)	$300,000	428,572	120,000
(1)	Includes the conversion of approximately $17.7 million in principal and accrued interest under outstanding Bridge Notes.
(2)	Includes amounts for TOP II.

Additional Series B Closings. From September through December 2017, we consummated additional closings under our Series B financing pursuant to which we issued in the aggregate an additional approximately 53.9 million Series B Preferred Units at an issue price of $0.70 per unit, or approximately $37.8 million in the aggregate. In connection with such closings, certain related parties purchased Series B Preferred Units. Each investor in our additional Series B closings was issued a Series B Common Warrant in the form of the initial Series B Preferred Unit closing, except that the terms of the Series B Preferred Units financing were amended to provide that for any investor who, together with its affiliates, purchased not less than $15.0 million of Series B

Preferred Units (excluding amounts purchased at the initial Series B closing), the Series B Common Warrant coverage amount for such investor was increased from 50% to 100%. The table below summarizes the issuances at our additional Series B closings to certain related parties.

Purchaser	Series B Investment Amount	Series B Units Purchased	Common Units Underlying Series B Common Warrants
American Investment Holdings(1)	$11,000,000	15,714,286	8,800,000
Vinik Family Foundation(1)	$4,000,000	5,714,286	3,200,000
CV II	$8,400,000	12,000,000	3,360,000
(1)	American Investment Holdings and Vinik Family Foundation are affiliates of Jeffrey N. Vinik, who served as one of our directors during 2017 and resigned in March 2018.

Investor Rights Agreement

Pursuant to the terms of our Amended and Restated Investor Rights Agreement, certain holders, including CV II, GHI, ECNG, TOP II, Mr. Errico, Dr. Errico and certain of their affiliates, are entitled to certain demand and piggyback registration rights with respect to our securities held by them, certain information and observer rights, and certain additional rights. The provisions of this agreement other than those relating to registration rights terminated upon the completion of our IPO in June 2018. A summary of these registration rights is as follows:

Registration Rights

Under our Amended and Restated Investor Rights Agreement, the holders of approximately 14 million shares of common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, or to include their shares in any registration statement we file, in each case as described below.

Demand Registration Rights

Based on the number of shares outstanding as of 2018, the holders of approximately 14 million shares of our common stock (on an as-converted basis), or their transferees, are entitled to certain demand registration rights. The holders of at least 55% of these shares can, on not more than three occasions, request that we register at least 40% of the shares issued to such holders, or a lesser percentage if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $5,000,000. Additionally, we will not be required to effect a demand registration during the period beginning 60 days prior to our good faith estimate of the filing of, and ending 180 days following the effectiveness of, a company-initiated registration statement relating to an initial public offering of our securities. These registration rights are further subject to specified conditions and limitations, including the right of the underwriters, if any, to limit the number of shares included in any such registration under specified circumstances. Upon such a request, we are required to use commercially reasonable efforts to effect the registration as soon as practicable.

Piggyback Registration Rights

Based on the number of shares outstanding as of 2018, in the event that we determine to register any of our securities under the Securities Act (subject to certain exceptions), either for our own account or for the account of other security holders, the holders of approximately 14 million shares of our common stock (on an as-converted basis), or their transferees, will be entitled to certain “piggyback” registration rights allowing the holders to include their shares in such registration, subject to certain marketing and other limitations. As a result, whenever we propose to file a registration statement under the Securities Act, other than with respect to a registration related to employee benefit plans, the offer and sale of debt securities, or corporate reorganizations or certain other transactions, the holders of these shares are entitled to notice of the registration and have the right, subject to limitations that the underwriters may impose on the number of shares included in the registration, to include their shares in the registration. In an underwritten offering, the managing underwriter, if any, has the right, subject to specified conditions, to limit the number of shares such holders may include.

Registration on Form S-3

Based on the number of shares outstanding as of 2018, the holders of approximately 14 million shares of our common stock (on an as-converted basis), or their transferees, will be entitled to certain Form S-3 registration rights. The holders of at least 20% of these shares can make a written request that we register their shares on Form S-3 if we are eligible to file a registration statement on Form S-3 and if the aggregate price to the public of the shares offered is at least $500,000 net of certain expenses related to the sale of the shares. These stockholders may make an unlimited number of requests for registration on Form S-3, but in no event will we be required to file more than two registrations on Form S-3 within any 12-month period.

Expenses of Registration

We will pay all expenses relating to any demand, piggyback or Form S-3 registration, other than underwriting discounts and commissions, subject to specified conditions and limitations.

Termination of Registration Rights

The registration rights granted under the Amended and Restated Investor Rights Agreement will terminate, with respect to a particular holder, at the earlier of: (i) such time as that holder and its affiliates may sell all of their shares of common stock pursuant to Rule 144 under the Securities Act during any 90-day period; and (ii) the seven year anniversary of our IPO.

Agreement with Publicis Healthcare Solutions, Inc.

We are a party to a master services agreement with Publicis Healthcare Solutions, Inc., or Publicis, a leading provider of pharmaceutical support services and contract sales personnel. Publicis is an affiliate of Publicis Health, whose chairman and former Chief Executive Officer is Nicholas Colucci. Mr. Colucci has served on our Board since August 2017. During 2018, we paid Publicis approximately $1.9 million for its services and the provision of medical science liaisons on terms we consider to be arms’ length between the parties.

Conversion to Corporate Form

Prior to the closing of our IPO, we converted from a Delaware limited liability company to a Delaware corporation. Existing holders, including our 5% security holders, executive officers and directors, of our Common Units, Series A Preferred Units and Series B Preferred Units, and warrants to purchase our units, received certain shares of common stock and warrants and options to purchase our common stock, as a result of the corporate conversion in exchange for the equity securities of the Company held by such persons.

The following table details the number of Profits Interests previously held by each of our NEOs and the number of shares of common stock and options to purchase shares of common stock each executive officer received as a result of the conversion of Profits Interests in the corporation conversion.

Name	Profits Interests(1)	Shares of common stock issued upon corporate conversion in respect of Profits Interests	Options granted upon corporate conversion in respect of Profits Interests
Francis R. Amato	16,832,573	351,331	583,812
Joseph P. Errico	11,901,715	130,356	530,851
Dr. Peter S. Staats	2,380,000	8,976	130,935
(1)	Profits Interest numbers in this column are as of immediately prior to the corporate conversion.

Indemnification Agreements

Our bylaws contain provisions limiting the liability of directors and providing that we will indemnify each of our directors to the fullest extent permitted under the General Corporation Law of the State of Delaware or any other applicable law. Our bylaws also provide our Board with discretion to indemnify our officers and employees when determined appropriate by the Board.

In addition, we have entered and expect to continue to enter into agreements to indemnify our non-employee directors as determined by the Board. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these provisions in our governing documents and indemnification agreements are necessary to attract and retain qualified persons as directors. We also maintain customary directors’ and officers’ liability insurance.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for annual meeting materials with respect to two or more shareholders sharing the same address by delivering a single set of annual meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

This year, a number of brokers with account holders who are our shareholders will be “householding” the Company’s proxy materials. A single set of Annual Meeting materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of Annual Meeting materials, please notify your broker or us. Direct your written request to electroCore, Inc., Attn: Corporate Secretary, 150 Allen Road, Suite 201, Basking Ridge, NJ 07920. Shareholders who currently receive multiple copies of the Annual Meeting materials at their addresses and would like to request “householding” of their communications should contact their brokers.

ADDITIONAL INFORMATION

You can obtain a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 from the SEC’s website at http://www.sec.gov, or without charge upon written request to: electroCore, Inc., Attn: Corporate Secretary, 150 Allen Road, Suite 201, Basking Ridge, NJ 07920.

NEXT YEAR’S ANNUAL MEETING

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, pursuant to Rule 14a-8 promulgated under the Exchange Act. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by February 9, 2020 to our Corporate Secretary at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920. Any director nomination or proposal that you wish to present at the 2020 Annual Meeting of Stockholders, other than through inclusion in our proxy statement, must follow the procedures described in our bylaws. Under these procedures, you must submit the nomination or proposal by giving notice to our Corporate Secretary at the address above between February 8, 2020 and March 9, 2020. Your notice to the Corporate Secretary must set forth information specified in our bylaws, including your name and address and the class and number of our common shares that you beneficially own.

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: 1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and 2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include the following as to each person you propose to nominate for election as a director: 1) the name, age, business address and residence address of the person, 2) the principal occupation or employment of the person, 3) the class and number of shares of our share capital that are owned of record and beneficially owned by the person, 4) the date or dates on which the shares were acquired and the investment intent of the acquisition and 5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable shareholder’s understanding of the independence, or lack of independence, of the proposed nominee.

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

Dated: April 30, 2019

Appendix A
2019 Employee Stock Purchase Plan

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A-ii

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ELECTROCORE, INC.
2019 EMPLOYEE STOCK PURCHASE PLAN

Article 1.
Purpose and Effective Date

1.1	Effective Date. The Board of Directors of electroCore, Inc., a Delaware corporation (the “Company”) formed upon the statutory conversion of ElectroCore, LLC from a Delaware limited liability company (the “LLC”) into a Delaware corporation, adopted the 2019 Employee Stock Purchase Plan (the “Plan”) effective as of January 1, 2019 (the “Effective Date”).
1.2	Purpose. The purpose of the Plan is to provide eligible employees of the Company or any Participating Subsidiary with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

Article 2.
Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below:

2.1	“Account” means a recordkeeping account maintained for a Participant to which payroll deductions are credited in accordance with Article 8 of the Plan.
2.2	“Administrator” means the Board or committee authorized to administer the Plan under Section 3.1.
2.3	“Accumulation Period” means a period of six (6) calendar months commencing on each January 1 or July 1 on or after the Effective Date, or such other period not in excess of twelve (12) months as the Administrator may specify from time to time. The Administrator may modify or suspend Accumulation Periods at any time and from time to time.
2.4	“Base Earnings” means regular salary and wages payable by the Company or a Participating Subsidiary to an Eligible Employee, prior to deductions for employee contributions to any employee benefit plans or arrangements, and excluding bonuses and other incentive pay, but including commissions. The Administrator, in its discretion, may establish a different definition of Compensation for any future Accumulation Period(s) prior to the commencement of such Accumulation Period.
2.5	“Board” means the Board of Directors of the Company.
2.6	“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to a particular section of the Code include references to regulations and rulings thereunder and to successor provisions.
2.7	“Cut-Off Date” means the date established by the Administrator from time to time by which enrollment forms must be received with respect to an Accumulation Period.
2.8	“Effective Date” means January 1, 2019.
2.9	“Eligible Employee” means an Employee eligible to participate in the Plan in accordance with Article 5.
2.10	“Employee” means any common law employees of the Company or a Participating Subsidiary. “Employee” shall not include any individual classified by the Company or a Participating Subsidiary as either an independent contractor or an individual who provides services to the Company or Participating Subsidiary through another entity shall not be eligible to participate in this Plan during the period that the individual is so classified, even if such individual is later retroactively reclassified as an employee during all or any part of such period pursuant to applicable law or otherwise.
2.11	“Enrollment Date” means the first Trading Day of an Accumulation Period beginning on or after the Effective Date.

2.12	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to a particular section of the Exchange Act include references to successor provisions.
2.13	“Fair Market Value” of a Share means the closing sales price of a Share reported on an established stock exchange which is the principal exchange upon which the Shares are traded on the applicable date. Unless the Administrator determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, Fair Market Value shall be deemed to be equal to the arithmetic mean between the reported high and low or closing bid and asked prices of a Share on the applicable date, or if no such trades were made that day then the most recent date on which Shares were publicly traded. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Administrator in such manner as it deems appropriate provided such manner is consistent with Treasury Regulation Section 1.409A-1(b)(5)(iv)(B).
2.14	“Participant” means an Eligible Employee who has enrolled in the Plan pursuant to Article 6. A Participant shall remain a Participant until the applicable date set forth in Article 10.
2.15	“Participating Subsidiary” means a Subsidiary Corporation, which has adopted the Plan as a Participating Subsidiary by action of its board of directors and which has been designated by the Administrator in accordance with Section 3.3 as covered by the Plan.
2.16	“Plan” means the electroCore, Inc. 2019 Employee Stock Purchase Plan, as set forth herein and as amended from time to time.
2.17	“Purchase Date” means the specific Trading Day during an Accumulation Period on which Shares are purchased under the Plan in accordance with Article 9. For each Accumulation Period, the Purchase Date shall be the last Trading Day occurring in such Accumulation Period. The Administrator may, in its discretion, designate a different Purchase Date with respect to any Accumulation Period.
2.18	“Securities Act” means the Securities Act of 1933, as amended from time to time. References to a particular section of the Securities Act include references to successor provisions.
2.19	“Share” means a share of Common Stock, and such other securities of the Company, as may be substituted or resubstituted for Shares pursuant to Section 4.2 hereof.
2.20	“Subsidiary Corporation” means any corporation in an unbroken chain of corporations beginning with the Company if, as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.
2.21	“Trading Day” means a day the national exchange on which the Shares are listed for trading or, if not so listed, a day the New York Stock Exchange is open for trading.

Article 3.
Administration

3.1	Administrator. The Plan shall be administered by the Board, or committee (“Committee”) appointed by the Board, which may be the Board’s Compensation Committee. The Committee shall consist of at least one Board member, but may additionally consist of individuals who are not members of the Board. The Committee shall serve at the pleasure of the Board. If the Board does not so appoint a Committee, the Board shall administer the Plan. Any references herein to “Administrator” are, except as the context requires otherwise, references to the Board or the Committee, as applicable.

This Article 3 relating to the administration of the Plan may be amended by the Administrator from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws, rules or regulations of the United States or any applicable stock exchange, or to obtain any exemption under such laws, rules or regulations.

3.2	Powers of the Committee. If appointed under Section 3.1, the Administrator may select one of its members as chairman and may appoint a secretary. The Administrator shall make such rules and regulations for the conduct of its business as it shall deem advisable; provided, however, that all determinations of the Administrator shall be made by a majority of its members.

The Administrator shall have the power, in addition to the powers set forth elsewhere in the Plan, and subject to and within the limits of the express provisions of the Plan, to construe and interpret the Plan and options granted under it; to establish, amend and revoke rules and regulations for administration of the Plan; to determine all questions of policy and expediency that may arise in the administration of the Plan; to allocate and delegate such of its powers as it deems desirable to facilitate the administration and operation of the Plan; and, generally, to exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company. The Administrator’s determinations as to the interpretation and operation of this Plan shall be final and conclusive.

3.3	Designation of Participating Subsidiaries. The Administrator may designate from time to time which Subsidiary Corporations of the Company shall be Participating Subsidiaries.

Article 4.
Number of Shares

4.1	Number of Shares Issuable Under the Plan. Subject to adjustment as provided in Section 4.2, the maximum number of Shares hereby reserved for delivery under the Plan shall be:
(a)	300,000 Shares, plus
(b)	an annual increase to be added as of the first day of the Company’s fiscal year, beginning in 2020 and occurring each year thereafter through 2029, equal to 1% of the total number of Shares of Common Stock issued and outstanding on a fully-diluted basis as of the end of the Company’s immediately preceding fiscal year (or such lesser number of Shares, including no Shares, determined by the Administrator); provided, however, that the aggregate number of additional Shares available for issuance pursuant to this paragraph (b) shall not exceed a total of 4,500,000 Shares.

If any option granted under the Plan shall for any reason terminate without having been exercised, the Shares not purchased under such option shall again become available for the Plan.

4.2	Adjustments in Authorized Shares; Liquidation or Dissolution. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Administrator shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the Shares available for purchase under the Plan. In the event that, at a time when options are outstanding hereunder, there occurs a dissolution or liquidation of the Company, each option to purchase Shares shall terminate, but the Participant holding such option shall have the right to exercise his or her option prior to such termination of the option upon the dissolution or liquidation. The Company reserves the right to reduce the number of Shares which Employees may purchase pursuant to their enrollment in the Plan.

Article 5.
Eligibility Requirements

5.1	Eligibility. Except as provided in Section 5.2, each individual who is an Employee of the Company or a Participating Subsidiary on the applicable Cut-Off Date shall become eligible to participate in the Plan in accordance with Article 6 as of the first Enrollment Date following the date the individual becomes an Employee of the Company or a Participating Subsidiary, provided that the individual remains an Eligible Employee on the first day of the Accumulation Period associated with such Enrollment Date. Participation in the Plan is entirely voluntary.
5.2	Ineligible Employees. Employees meeting any of the following restrictions are not eligible to participate in the Plan:
(a)	Employees of the Company or a Subsidiary Corporation who are members of a collective bargaining unit whose benefits were the subject of good faith collective bargaining are excluded from participation in the Plan.

(b)	Employees whose customary employment is 20 hours or less per week.
(c)	Employees whose customary employment is for not more than 5 months in any calendar year.
(d)	Participation by Employees of foreign Participating Subsidiaries shall only be permitted upon approval by the Administrator, which approval may be limited to groups or categories of Employees designated by the foreign Participating Subsidiary.
(e)	Section 16 Officers may be restricted in their ability to acquire or sell shares of Stock in order to comply with Section 16 of the Securities Exchange Act of 1934, as amended, in accordance with rules and procedures adopted by the Administrator.
(f)	Employees of any Subsidiary Corporation that is not a Participating Subsidiary.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Article 6.
Enrollment

6.1	Enrollment. Eligible Employees will be automatically enrolled in the Plan on the first day of each Accumulation Period. Any Eligible Employee may consent to enrollment in the Plan for an Accumulation Period by completing and signing an enrollment form (which authorizes payroll deductions during such Accumulation Period in accordance with Section 8.1) and submitting such enrollment form to the Company or the Participating Subsidiary on or before the Cut-Off Date specified by the Administrator. Payroll deductions pursuant to the enrollment form shall be effective as of the first payroll period with a pay day after the Enrollment Date for the Accumulation Period to which the enrollment form relates, and shall continue in effect until the earliest of:
(a)	the end of the last payroll period with a payday in the Accumulation Period;
(b)	the date during the Accumulation Period as of which the Employee elects to cease his or her enrollment in accordance with Section 8.4; and
(c)	the date during the Accumulation Period as of which the Employee withdraws from the Plan or has a termination of employment in accordance with Article 10.

Article 7.
Grant of Options on Enrollment

7.1	Option Grants. The automatic enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant as of such Enrollment Date by the Company to such Participant of an option to purchase Shares from the Company pursuant to the Plan.
7.2	Option Term. An option granted to a Participant pursuant to this Plan shall expire, if not terminated earlier for any reason, on the earliest to occur of: (a) the end of the Purchase Date with respect to the Accumulation Period in which such option was granted; (b) the completion of the purchase of Shares under the option under Article 9; or (c) the date on which participation of such Participant in the Plan terminates for any reason.
7.3	Restrictions on Option Grants.
(a)	Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

(b)	In connection with each offering made for an Accumulation Period, the Administrator may specify: (i) a maximum aggregate number of Shares that may be purchased by any Participant on the Purchase Date, and/or (ii) a maximum number of Shares that may be purchased by all Participants on the Purchase Date.

Article 8.
Payroll Deductions

8.1	Payroll Deduction Elections. An Eligible Employee who files an enrollment form pursuant to Article 8 shall elect and authorize in such form to have deductions made from his or her Base Earnings on each payday he or she receives a paycheck during the Accumulation Period to which the enrollment form relates, and he or she shall designate on such form the percentage (in whole percentages) of Base Earnings to be deducted each payday during such Accumulation Period. The minimum an Employee may elect and authorize to have deducted is 1% of his or her Base Earnings paid per pay period in such Accumulation Period, and the maximum is 15% of his or her Base Earnings paid per pay period in such Accumulation Period (or such larger or smaller percentage as the Administrator may designate from time to time).
8.2	Duration of Payroll Deductions. Deductions from a Participant’s Base Earnings shall commence upon the first payday on or after the commencement of the Accumulation Period, and shall continue until the date on which such authorization ceases to be effective in accordance with Article VI. The amount of each deduction made for a Participant shall be credited to the Participant’s Account.
8.3	Unfunded Status of Payroll Deductions. Prior to the time a Participant’s payroll deduction is used to purchase Shares as provided in Article 9 below, such amounts are considered general assets of the Company or Participating Subsidiary (as applicable) and, as such, are subject to the claims of the Company’s or Participating Subsidiary’s creditors in the event of insolvency or bankruptcy. The Company or Participating Subsidiary may use such funds for any corporate purpose, and the Company will not be obligated to segregate such funds from the Company’s or Participating Subsidiary’s general corporate funds and/or deposit such funds with an independent third party.
8.4	Cancellation of Payroll Deduction Election. As of the last day of any month during an Accumulation Period, a Participant may elect to cease (but not to increase or decrease) payroll deductions made on his or her behalf for the remainder of such Accumulation Period by filing the applicable election with the Company or Participating Subsidiary in such form and manner and at such time as may be permitted by the Administrator. A Participant who has ceased payroll deductions may have the amount which was credited to his or her Account prior to such cessation applied to the purchase of Shares as of the Purchase Date in accordance with Section 9.1 and receive the balance of the Account with respect to which the enrollment is ceased, if any, in cash. A Participant who has ceased payroll deductions may also voluntarily withdraw from the Plan pursuant to Section 10.1. Any Participant who ceases payroll deductions for an Accumulation Period may re-enroll in the Plan on the next subsequent Enrollment Date following the cessation in accordance with the provisions of Article 6. A Participant who ceases to be employed by the Company or any Participating Subsidiary will cease to be a Participant in accordance with Section 10.2.
8.5	No Additional Contributions Permitted. A Participant may not make any separate or additional contributions to his Account under the Plan. Neither the Company nor any Participating Subsidiary shall make separate or additional contributions to any Participant’s Account under the Plan.

Article 9.
Purchase of Shares

9.1	Exercise of Options. Subject to Section 9.2, any option held by the Participant which was granted under this Plan and which remains outstanding as of a Purchase Date shall be deemed to have been exercised on such Purchase Date for the purchase of the number of whole Shares which the funds accumulated in his or her Account as of the Purchase Date will purchase at the applicable purchase price. No Shares will be purchased on behalf of any Participant who fails to file an enrollment form authorizing payroll deductions for an Accumulation Period.
9.2	Effect of Withdrawal from the Plan. A Participant who holds an outstanding option as of a Purchase Date shall not be deemed to have exercised such option if the Participant elected not to exercise the option by withdrawing from the Plan in accordance with Section 10.1.

If, after a Participant’s exercise of an option under Section 9.1, an amount remains credited to the Participant’s Account as of a Purchase Date, then the remaining amount shall be distributed to the Participant in cash as soon as administratively practical after such Purchase Date.

9.3	Option Exercise Price. The purchase price for each Share purchased under any option shall not be less than 85% of the lesser of (a) the Fair Market Value of a Share on the Purchase Date or (b) the Fair Market Value of a Share on the first Trading Day of the Accumulation Period. Notwithstanding the preceding, the Administrator may establish a different purchase price for each Share purchased under any option provided that such purchase price is determined at least thirty (30) days prior to the beginning of the Accumulation Period for which it is applicable and is not less than the exercise price described in the preceding sentence.
9.4	Restrictions on Option Exercise. If the total number of Shares for which an option is exercised on any Purchase Date in accordance with this Article 9, when aggregated with all Shares previously granted under this Plan, exceeds the maximum number of Shares reserved in Section 4.1, the Administrator shall make a pro rata allocation of the Shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of the cash amount credited to the Account of each Participant under the Plan shall be returned to him or her as promptly as administratively practical.
9.5	Six-Month Holding Period. Any Shares purchased under this Plan may not be sold, transferred or assigned for a period of six months after the Purchase Date.

Article 10.
Withdrawal From the Plan; Termination of Employment; Leave of Absence; Death

10.1	Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) during any Accumulation Period by delivering a notice of withdrawal to the Company (in a manner prescribed by the Administrator) at any time prior to the first day of the calendar last month immediately preceding the Purchase Date for such Accumulation Period, or at such shorter time in advance of the Purchase Date as the Administrator may permit. If notice of withdrawal is timely received, all funds then accumulated in the Participant’s Account shall not be used to purchase Shares, but shall instead be distributed to the Participant as soon as administratively practical, and the Participant’s payroll deductions shall cease as soon as administratively practical. An Employee who has withdrawn during an Accumulation Period may not return funds to the Company or a Participating Subsidiary during the same Accumulation Period and require the Company or Participating Subsidiary to apply those funds to the purchase of Shares, nor may such Participant’s payroll deductions continue, in accordance with Article 6. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article 6.
10.2	Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company or any Participating Subsidiary for any reason whatsoever, including but not limited to termination of employment, whether voluntary or involuntary, or on account of disability, or retirement, but not including death, or if the Participating Subsidiary employing the Participant ceases for any reason to be a Participating Subsidiary. Participation in the Plan also terminates immediately when a Participant ceases to be an Eligible Employee under Article 5 or withdraws from the Plan. Upon termination of participation such terminated Participant’s outstanding options shall thereupon terminate. As soon as administratively practicable after termination of participation, the Company shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Company at the time of termination of participation, and any Participating Subsidiary shall pay to the Participant or legal representative all amounts accumulated in the Participant’s Account and held by the Participating Subsidiary at the time of termination of participation.

10.3	Leave of Absence. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have discontinued contributions to the Plan in accordance with Section 8.3, but will remain a Participant in the Plan through the balance of the Accumulation Period in which his or her leave of absence begins, so long as such leave of absence does not exceed ninety (90) days. If a Participant takes an unpaid leave of absence without terminating employment, such Participant will be deemed to have withdrawn from the Plan in accordance with Section 10.1 on the ninety-first (91st) day of such leave of absence.
10.4	Death. As soon as administratively feasible after the death of a Participant, amounts accumulated in his or her Account shall be paid in cash to the beneficiary or beneficiaries designated by the Participant on a beneficiary designation form approved by the Administrator, but if the Participant does not make an effective beneficiary designation then such amounts shall be paid in cash to the Participant’s spouse if the Participant has a spouse, or, if the Participant does not have a spouse, to the executor, administrator or other legal representative of the Participant’s estate. Such payment shall relieve the Company and the Participating Subsidiary of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the Account unless the Participant has given express contrary instructions. None of the Participant’s beneficiary, spouse, executor, administrator or other legal representative of the Participant’s estate shall, prior to the death of the Participant by whom he has been designated, acquire any interest in the amounts credited to the Participant’s Account under the Plan.

Article 11.
Miscellaneous

11.1	Interest. Interest or earnings will not be paid on any Employee Accounts.
11.2	Restrictions on Transfer. The rights of a Participant under the Plan shall not be assignable or transferable by such Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw from the Plan in accordance with Section 10.1.
11.3	Administrative Assistance. If the Administrator in its discretion so elects, it may retain a brokerage firm, bank, other financial institution or other appropriate agent to assist in the purchase of Shares, delivery of reports or other administrative aspects of the Plan. If the Administrator so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant’s name, or if the Participant so indicates in the enrollment form, in the Participant’s name together with the name of one or more other persons in joint tenancy with right of survivorship or in tenancy by the entireties or as spousal community property, or in such forms of trust as may be approved by the Administrator, to the extent permitted by law.
11.4	Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company or Participating Subsidiaries, including any brokerage fees on the purchased Shares; excepting that any stamp duties, transfer taxes, fees to issue stock certificates, and any brokerage fees on the sale price applicable to participation in the Plan after the initial purchase of the Shares on the Purchase Date shall be charged to the Account or brokerage account of such Participant.
11.5	Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

11.6	Amendment and Termination. The Board or the Board’s Compensation Committee may amend, alter or terminate the Plan at any time. Notwithstanding any provision hereunder to the contrary, no amendment which would amend or modify the Plan in a manner requiring stockholder approval under any securities exchange on which the Shares are traded shall be effective unless, within one year after it is adopted, it is approved by the holders of a majority of the voting power of the Company’s outstanding shares. The provisions of this Section 11.6 are in addition to, and not in lieu of, the authority of the Administrator to amend or modify the Plan under other provisions of the Plan.

If the Plan is terminated, the Administrator may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of Shares on the next Purchase Date, or may elect to permit options to expire in accordance with the terms of this Plan (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds accumulated in Participants’ Accounts as of the date the options are terminated shall be returned to the Participants as soon as administratively feasible.

11.7	No Right of Employment. Neither the grant nor the exercise of any rights to purchase Shares under this Plan nor anything in this Plan shall impose upon the Company or Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company or Participating Subsidiary to terminate any employee shall not be diminished or affected because any rights to purchase Shares have been granted to such employee.
11.8	Requirements of Law. The making of payroll deductions and the delivery of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any provision of the Plan, Participants shall not be entitled to receive benefits under the Plan, and the Company (and any Subsidiary Corporation) shall not be obligated to deliver any Shares or deliver benefits to a Participant, if such delivery would constitute a violation by the Participant or the Company or any of its Subsidiary Corporations of any applicable law or regulation.
11.9	Gender. When used herein, masculine terms shall be deemed to include the feminine, except when the context indicates to the contrary.
11.10	Military Service. The Plan shall be administered in accordance with Section 14(u) of the Internal Revenue Code and the Uniformed Services Employment and Reemployment Rights Act of 1994.
11.11	Code Section 409A. Purchase rights granted hereunder are intended to be exempt from the application of Code Section 409A as a statutory option described in Section 423 of the Code and any ambiguities shall be construed and interpreted in accordance with such intent.
11.12	Stockholder Approval. All options granted on or after the Effective Date and prior to the date the Company’s stockholders approve the Plan are expressly conditioned upon and subject to approval of the Plan by the Company’s stockholders.

electroCore, Inc.
C/O Broadridge Corporate Issuer Solutions, Inc.
P.O. Box 1342
Brentwood, NY 11717

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 06/06/2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 06/06/2019. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Francis R. Amato, Michael G. Atieh and Stephen L. Ondra M.D. as directors for a three year term expiring at the 2022 Annual Meeting of Shareholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01. Francis R. Amato   02. Michael G. Atieh   03. Stephen L. Ondra M.D.

The Board of Directors recommends you vote FOR proposals 2 and 3.

	For	Against	Abstain
2. Ratification of appointment of KPMG LLP as independent registered public accounting firm for fiscal year 2019.	☐	☐	☐
3. Approval of the 2019 Employee Stock Purchase Plan.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. ☐
(see reverse for instructions)

	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]   Date

Signature (Joint Owners)   Date

0000423036_1 R1.0.1.18

ELECTROCORE, INC
Annual Meeting of Shareholders
June 7, 2019 8:00 AM
This proxy is solicited by the Board of Directors

The shareholders hereby appoint Francis R. Amato and Brian Posner or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of electroCore, Inc. that the shareholders are entitled to vote at the Annual Meeting of shareholders to be held at 8:00 AM, EDT on June 7, 2019, at 150 Allen Road, Suite 201, Basking Ridge, NJ 07920 or at and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000423036_2 R1.0.1.18